U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      June 30, 2008

PNG VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3001 Knox Street, Suite 403
Dallas, Texas 75205
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Some of the statements contained in this Current Report on Form 8-K/A (the “Report”) of PNG Ventures, Inc. that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Report, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements are included in our “Risk Factors” section and other risks provided herein.  Additionally, all readers are urged to review the “Cautionary Note regarding Forward Looking Statements” in our “Management Discussion and Analysis of Financial Condition and Results of Operation” section below.

This amended Report is being filed to correct information to verify and correct our fiscal year end date, to include a visual chart of our corporate structure as of the closing of the Share Exchange (as hereinafter defined), to clarify the number of shares issued and outstanding as of the closing of the transactions described hereby, some of which were issuable upon exercise of notes, to clarify and correct certain transaction descriptions herein, to clarify and expand information relating to the proxy and voting structure of 7,000,000 shares issued to Earth Biofuels, Inc. (including the inclusion of a risk factor),  and to include a salary compensation chart and other related information.  We are also filing herewith as exhibits, all agreements, documents and instruments relating to the within transactions that were not previously filed.  This Report amends and restates the previous report in its entirety (except to the extent that exhibits in such original report were filed and are referenced herein), and speaks only as of June 30, 2008, the date of event of the Report and does not reflect subsequent developments as may be described in subsequent reports filed with the Securities Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, PNG Ventures Inc., a Nevada corporation (“PNG” or the “Company” or “us” or “we”) entered into and completed an acquisition pursuant to, a Share Exchange Agreement (the “Exchange Agreement”) with Earth Biofuels, Inc., a Delaware corporation (“EBOF”) and its wholly owned subsidiary, Earth LNG, Inc, a Texas corporation (“ELNG”), as sellers, and its wholly owned subsidiary, New Earth LNG, LLC, a Delaware limited liability company (“New ELNG”), pursuant to which PNG acquired 100% ownership of New ELNG from ELNG, in exchange for the issuance of 7,000,000 shares of the of common stock of the Company (the “Exchange Shares”) to ELNG, and certain other consideration and share issuances (said transaction being referred to herein as the “Share Exchange”).   The assets and business which were acquired by us as a result of the Share Exchange, include a Topock, Arizona liquid natural gas production facility and its related distribution and sales businesses, all of which are held and operated by New ELNG’s subsidiaries as described below.

Prior to the completion of the Share Exchange, ELNG transferred all right and marketable title to the membership interests of Applied LNG Technologies USA, LLC and Arizona LNG, L.L.C. and all their other assets (other than receivables from EBOF and other subsidiaries of EBOF) that, together, comprise the west coast liquefied natural gas (“LNG”) business of PNG effective after the closing of the Share Exchange, to New ELNG, resulting in the characterization of the transfer as an asset sale of EBOF’s subsidiary, for taxes purposes, enabling PNG and EBOF to take advantage of certain tax benefits, including a step up in basis to PNG.  All references in this Current Report to the “Company” or “we” or “us” or “our” or to the business of the Company refer to ELNG and its LNG Subsidiaries prior to the June 30th, 2008, and to PNG Ventures, Inc., New ELNG and such subsidiaries on a consolidated basis thereafter, unless the context requires otherwise.

In all, the subsidiaries of New ELNG, which are now indirectly owned by us as a result of the Share Exchange, include Arizona LNG, L.L.C., a Nevada limited liability company (“Arizona LNG”), which owns the Topock Arizona plant and Applied LNG Technologies USA, L.L.C., a Delaware limited liability company (“Applied LNG”) and, the subsidiaries of Applied LNG, Fleet Star, Inc., a Delaware corporation (“Fleet Star”) and Earth Leasing, Inc., a Texas corporation f/k/a Alternative Duel Fuels, Inc. (“Earth Leasing”). New ELNG, Arizona LNG, Applied LNG, Fleet Star and Earth Leasing are sometimes collectively referred to herein as the “New ELNG Subsidiaries.” (See “Company Operating structure” on pages below).

Information relating to the agreements relating to the Share Exchange is contained in “Item 2.01 completion of Acquisition or Disposition of Assets” and elsewhere in this Report, many of which are filed as exhibits to this Report, the provisions of which are incorporated by reference herein.

Financing and Debt Restructuring

As a condition to closing of the Share Exchange, and among other conditions and closing deliveries, PNG and/or New ELNG entered into the following financing related agreements prior to or at the time of closing:

•
an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Fourth Third, LLC (“Fourth Third” or “Collateral Agent”), as lender and as agent for various secured creditors (the “Secured Creditors”) relating to refinancing the acquired division’s existing debt and increasing its total credit line with Collateral Agent to $34,000,000 of secured indebtedness, which financing was completed on June 26, 2008 (the “Fourth Third Financing”) (see Current Report on Form 8-K, dated as of June 26, 2008 and or “Fourth Third Related Transactions” in this section below),

•
a Collateral and Security Agreement (the “Security Agreement”) in favor of Black Forest International, LLC (the “Black Forest Fund”), with  respect to an already outstanding $626,250 principal amount 12% Subordinated Secured Convertible Promissory Note (the “Black Forest Note”), issued by the Company,

•
an Intercreditor Agreement with Greenfield Commercial Credit, LLC  (“Greenfield”) and Black Forest  International, LLC relating to security interests relating to revolving line of credit for $2.5 million by Greenfield (the “Greenfield Credit Line”) and the Black Forest Note, and

•
a Release, Consent and Acknowledgement (the “Releasing Creditor Releases”), with each of the holders (collectively, the “Releasing Creditors”) of the $105 million senior secured convertible exchangeable notes of EBOF, which are convertible into common stock $0.001 par value of EBOF and, effective upon the closing of the Share Exchange, became exchangeable in aggregate, for the 7,000,000 Exchange Shares issued to EBOF in the Share Exchange (the “Releasing Creditor Debt”).  The Releasing Creditor Releases each were identical in form and released and discharged New ELNG and the New ELNG Subsidiaries acquired by PNG, from the Releasing Creditor Debt and any indebtedness, liabilities or related obligations pursuant to agreements or arrangements between the Releasing Creditors and EBOF and its subsidiaries, and provided consent of the Releasing Creditors to the entry into and completion of the Share Exchange.  The Releasing Creditor Debt was not exchangeable for any Exchange Shares until after their issuable upon closing of the Share Exchange.  With respect to each holder of Releasing Creditor Debt (other than the Releasing Creditor Debt of Castlerigg PNG Investments LLC ("Castlerigg"), which requires a written notice to EBOF to be subject to the limitation on voting described below), the Releasing Creditor Debt of such holder may be not be exchanged for Exchange Shares if, after such exchange, such holder would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, including, without limitation, any beneficial ownership determinations based on such holder being deemed part of a group for purposes of Section 13(d), more than such number of shares of common stock of the Company as equals in aggregate note 4.9%, unless such holder elects to increase or decrease their ownership limit (with any increase only being effective on 61 days prior written notice to EBOF).

•
EBOF also assigned to certain Releasing Creditors its interest in the $171,000 12% Subordinated Convertible Promissory Notes which were convertible, in aggregate, into 1,900,000 shares of PNG common stock, and which were issued pursuant to a Settlement Agreement and Amended Court Order, as previously reported by PNG and as discussed further below, simultaneously with the Black Forest Note.

Proxy Relating to 7,000,000 Exchange Shares

In connection with EBOF's restructuring of the Releasing Creditor Debt on June 26, 2008, EBOF entered into an Irrevocable Proxy (the "Proxy") in favor of one of the Releasing Creditors, Castlerigg PNG Investments LLC (“Castlerigg”), pursuant to which EBOF granted Castlerigg an irrevocable proxy with respect to the Exchange Shares to be issued at closing; provided, that such Proxy does not apply to any Exchange Shares sold with the consent of Castlerigg and any Exchange Shares delivered to the holders of Releasing Creditor Debt upon exchange of such Releasing Creditor Debt in accordance with the terms therewith.  Castlerigg may terminate the Proxy at any time at its sole option, by written notice to EBOF at which time voting control reverts to ELNG and EBOF.

Any information relating to the Releasing Creditor Releases and related transactions as contained herein, are summaries only, of those transaction documents, which are included as exhibits to this amended Report, and the original Report filed July 7, 2008, the provisions of which are incorporated by reference herein.

In addition to having voting control over the 7,000,000 Exchange Shares, the Releasing Creditors were assigned the EBOF Note, which is convertible, by its terms, into 1,900,000 freely tradable (subject only to contractual selling restrictions) shares of PNG common stock.

Other Share Issuances Pursuant to Exchange Agreement

In addition to the foregoing, and in addition to the issuance of the Exchange Shares, pursuant to the Exchange Agreement (i) BCGU, LLC (“BCGU”) a creditor to PNG, was issued by PNG 280,000 shares of PNG Common Stock (the “BCGU Shares”) in exchange for full release of claims and discharge of indebtedness owed to them; (ii) the Collateral Agent (or its designees) was issued an aggregate of 1,100,000 shares of PNG Common Stock (the “Fourth Third Shares”) pursuant to a subscription agreement and  a Master Rights Agreement (which calls for the issuance of up to an additional 1,100,000 if certain conditions relating to the trading price of the Company’s common stock are not met as set forth in the Master Rights Agreement) ; and (iii) an aggregate of 1,250,000 shares of PNG Common Stock (the “Kelley Shares”) were reserved for issuance to Ken Kelley and certain entities affiliated with him and/or beneficially owned or controlled by him (the “Kelley Group”), in exchange for a Consent, Release and Debt Discharge Agreement in such form as agreed to by PNG and the Kelley Group (the “Kelley Release”) and as consideration for the issuance to PNG of an option or other right to purchase a 20% interest in a third party with a new LNG liquefier and property and delivery contracts in South

America.  Notwithstanding the foregoing, 1,000,000 of the Kelley Shares will only be released upon finalization of, and execution and delivery of, a final Kelley Release satisfactory to the Company and the remaining 250,000 shares will be issued upon completion of the foregoing transaction. As of the date hereof, the Kelley Release has not been entered into and no assurance can be made that the Company will enter into a transaction with the Kelley Group relating to the South American liquefier project.

Shares Issued to EBOF (and assigned to Releasing Creditors) and to Black Forest Pursuant to Settlement Agreement

Additionally, in connection with the Share Exchange, the Company agreed to reserve for issuance an additional (i) 1,900,000 shares of common stock (the “EBOF Settlement Shares”) for issuance upon the conversion of those certain 12% Convertible Promissory Notes of the Company in the aggregate principal amount of $171,000, made by the Company on June 5, 2008 (the “Settlement Notes”), and, with respect to an aggregate of $67,500 of the principal amount such Settlement Notes, transferred to the Releasing Creditors on June 26, 2008 pursuant to those certain Settlement Exchange Agreements, by and among EBOF and each of the Releasing Creditors and those certain Acknowledgement and Transfer Agreements, by and between the Company and each of the Releasing Creditors and 756,325 shares of Common Stock (the “Black Forest Shares”) issuable upon conversion of the Black Forest Note, which were issued with the Settlement Notes on June 5, 2008, pursuant to an amended court order.  Accordingly, after giving effect to the Share Exchange, the issuances of the BCGU Shares, the Kelley Shares and the Fourth Third Shares (but not including any additional shares issuable under the Master Rights Agreement) in connection with the Share Exchange and the conversion of all of the Settlement Notes for the Settlement Shares, the Company will have a total of 12,704,634 authorized, issued and outstanding shares of common stock.

Summary of Share Issuances Contemplated by Share Exchange

The following is a summary of the share issuances contemplated by the Exchange Agreement, and post closing capitalization:

Name	Number of Shares
Earth LNG, Inc. (Exchange Shares)	7,000,000
BCGU, LLC, a creditor of the Company	280,000
Ken Kelley and certain affiliates (“Kelley Group”)*	1,000,000	*
Kelley Group, as consideration for South American liquefier transaction**	250,000
Fourth Third, LLC, as subject to Master Rights Agreement	1,100,000
Black Forest International LLC, a upon conversion of Black Forest Note	756,325
Pre-Existing Outstanding Shares	418,309
Total	10,804,634
*  Indicates shares issuable upon entry into final release agreement with Kelley Group.
** Indicates shares issuable in connection with Irradia/South American liquefier related transaction.
No assurance can be made that the Kelley Group will enter into an agreement agreeable to the Company relating to the issuance of their shares, or that the Irradia transaction will be completed.

 Fourth Third Related Transactions

Prior to closing, the Company completed the $34 Million Fourth Third Financing and, at closing of the Share Exchange issued 1,100,000 shares of common stock to Fourth Third subject to the Master Rights Agreement.  A summary of the Fourth Third Financing and share issuance follows.

Closing of $34 Million Amended and Restated Credit Facility, with Fourth Third:  June 26, 2008

Effective as of June 26, 2008, and in contemplation of the completion of the above described Share Exchange resulting in the acquisition by PNG  from EBOF of all or substantially all of the Arizona liquid natural gas assets of EBOF,  PNG, New ELNG and the New ELNG Subsidiaries (collectively with PNG and New Earth, the “Loan Parties”), entered into the above referenced Amended Credit Agreement, with Fourth Third and the other financial institutions party thereto (the “Secured Creditors”) and related loan and collateral documents, including, without limitation, a Guarantee and Collateral Agreement, dated as of June 26, 2008, by the Loan Parties in favor of the Collateral Agent, for the ratable benefit of itself and the Secured Creditors (collectively, the “Amended and Restated Loan Documents”).

Pursuant to the Amended Credit Agreement, among other things, and in reference to the Credit Agreement, dated as of February 28, 2007, that was amended and restated thereby (the “Original Credit Agreement”), PNG replaced EBOF as “Parent,” New ELNG replaced ELNG as “Borrower,” the New ELNG Subsidiaries continued as “Loan Parties” and the terms and conditions of the Original Credit Agreement were amended and restated in various respects, including, without limitation:

•
to increase the amount of the credit facility to $34,000,000, all of which (except approximately $2,112,000 held in a certain reserve account)   was disbursed as of June 26, 2008 and utilized to refinance the principal balance of $26,700,000 owing under the Original Credit Agreement and otherwise to pay various fees, interest, vendor and insurance payables and legal, due diligence and other closing-related expenses;

•	to extend the “Maturity Date” for the repayment of all amounts owing thereunder until June 26, 2010;

•	to modify the interest rate to the one month reserve-adjusted LIBOR rate (but not less than 2.5% per annum) plus the “Applicable Margin” of 7.25% per annum, such interest to be payable monthly;

•
to provide for certain mandatory prepayments of principal in connection with (i) net cash proceeds arising out of certain securities issuances or similar transactions involving the sale or exchange of equity securities, debt of convertible debt of  PNG and (ii) based upon levels of “Excess Cash Flow,” as defined, determined on a quarterly basis; and

•
to adjust certain financial covenants requirements, based upon (i) a “Fixed Charge Coverage Ratio,” as defined, determined on a quarterly basis, (ii) “EBITDA,” as defined, determined on a quarterly basis and (iii) limitations on “Capital Expenditures,” as defined.

The Amended Credit Agreement and the other Amended and Restated Loan Documents further contain various representations and warranties, covenants, events and conditions of default and other provisions as are customary for documents of this nature.

The foregoing is intended as a summary only of the general terms of the Amended Credit Agreement and the other related Amended and Restated Loan Documents, which were filed as exhibits to a Form 8-K dated as of June 26, 2008, the provisions of which are incorporated by reference herein.

1,100,000 Shares issued to Fourth Third and Master Rights Agreement

As part of the overall terms of Exchange Agreement and Amended Credit Agreement, the Company issued 1,100,000 shares of its common stock to Fourth Third (the “Fourth Third Shares”) pursuant to a Subscription Agreement and  the Master Rights Agreement (the “Master Rights Agreement”), by and among the Company and Fourth Third, providing for certain registration rights for the Fourth Third Shares, and providing for certain redemption provisions of these shares.   The Master Rights Agreement with Fourth Third grants piggyback registration rights to Fourth Third.  Additionally, under this agreement we are required to make a determination of the actual trading value of our  of common stock by averaging any consecutive or non consecutive five (5) day, daily weighted average trading price during the 40 trading days immediately prior to the Price Determination Date (as hereinafter defined) as reported on Bloomberg news service, or, if the securities are trading on an exchange or quoted on any Nasdaq market, based on the official transaction pricing reporting of such exchange or Nasdaq market (the “Assumed Value”); provided, that if the Price Determination Date occurs due to the closing of a PIPE offering with net proceeds to the Company of at least $7,500,000 (of which, $5,000,000 shall be applied to reduce the indebtedness under the Amended Credit Agreement), the Assumed Value shall be the price of the PIPE securities sold in such offering,  and,  as soon thereafter as possible issue to Fourth Third such number of Additional Shares of our Common Stock (“Additional Shares”) as equals “Y” where “Y” equals the sum of (A) $11,000,000 divided by (B) the Assumed Value, less the 1,100,000 Fourth Third Shares originally issued as adjusted for stock splits, combinations or similar transactions, up to a maximum of 1,100,000 Additional Shares.  By way of examples only, (i) if the Assumed Value as determined at a Price Determination Date is determined to be $8.00, then, in addition to the original 1,100,000 Fourth Third Shares previously issued, 275,000 Additional Shares shall be issued, and (ii) if the Assumed Value is determined to be $5.00, then, in addition to the 1,100,000 Shares previously issued, 1,100,000 Additional Shares shall be issued.   No assurance can be made that the Assumed Value of our stock price will exceed the $10 by the price determination date, which could result in dilutive issuance of up to 1,100,000 Additional Shares to Fourth Third.  The term “Price Determination Date” as used herein, means the date that is the earliest to occur of (i) the closing of a PIPE offering described in this paragraph, (ii) the date that the indebtedness under the Amended Credit Agreement is reduced to $30,000,000 or under, (iii) December 26, 2008, and (iv) the date that a Registration Statement with respect to the Shares is declared effective.

Additionally, the Master Rights Agreement provides that, at any time that there is indebtedness outstanding under the Amended Credit Agreement, the Company may, at its sole and absolute discretion, repurchase, for consideration of (i) $5,000,000, a portion of the Fourth Third Shares and Additional Shares held by all holders, equal to all such Fourth Third Shares and Additional Shares in excess of 635,231 shares of Common Stock, as adjusted for stock splits, recombination or similar transactions, or (ii) $10,000,000, presuming repurchase of all Shares and Additional Shares held by all holders.

The foregoing is a summary only of the Master Rights Agreement, which is filed as an exhibit to the original filing of this  Report, the provisions of which are incorporated by reference herein.

Greenfield Commercial Credit Co. Consents

Consent of Greenfield,  a pre-existing creditor under a $2.5 Million Greenfield Credit Line with ELNG, secured by a senior lien on all receivables of New ELNG and the New ELNG Subsidiaries, with a subordinated lien (subordinate to Collateral Agent) to other assets of these entities, was required as pre-requisite to the completion of the transactions relating to the Share Exchange and Amended Credit Agreement and Black Forest Fund collateral documents described below, while maintaining its security interest positions.  In accordance therewith, the parties obtained a release from Greenfield of EBOF and ELNG from their guaranty of the $2.5 million Greenfield Credit Facility, and Greenfield instead took a replacement Guaranty from PNG and New ELNG and consented to the liens in favor of Black Forest Fund, and entered into a related intercreditor agreement with Black Forest and into a separate intercreditor agreement with Collateral Agent.

The foregoing is intended as a summary only of the Greenfield intercreditor agreements, consents and releases which are filed as exhibits to this Report, the provisions of which are incorporated by reference herein.

Black Forest Fund Collateral Documents

In connection with the $626,250 Black Forest Note, issued by the Company to Black Forest Fund dated June 3, 2008, (1) each of New ELNG, and its direct and indirect subsidiaries (i.e. the New ELNG Subsidiaries) entered into a Guaranty Agreement, dated as of June 26, 2008, in favor of Black Forest, pursuant to which each of guaranteed the payment when due of all obligations owing by PNG to Black Forest under the Black Forest Note (the "Black Forest Guaranty"), (2) PNG, and the New ELNG Subsidiaries entered into a General Security Agreement, dated as of June 26, 2008, in favor of Black Forest pursuant to which, as security for all obligations of each Debtor to Black Forest, (a) each of them, other than PNG, granted to Black Forest a continuing, absolute and unconditional security interest in all of its personal property and fixtures and (b) PNG granted to Black Forest a continuing, absolute and unconditional security interest in all of the membership interests of New ELNG owned at any time and from time to time by PNG and in certain related collateral (the "Black Forest Security Agreement") and (3) Black Forest and the Debtors entered into a Subordination and Intercreditor Agreement, dated as of June 26, 2008, in favor of Collateral Agent for the lenders under the party Amended Credit Agreement, pursuant to which, Black Forest subordinated to the Agent and the Lenders various payment and collateral rights of Black Forest in respect of the Black Forest Note, the Black Forest Guaranty and the Black Forest Security Agreement, and any eventual mortgage or deed of trust covering the Arizona natural gas production facility operated by Arizona LNG, one of the New ELNG Subsidiaries, to be obtained by Black Forest as additional collateral security for obligations owing to it under the Black Forest Guaranty or in respect of the Black Forest Note.

Company Operating Structure

The below chart represents the operating and ownership structure of PNG, New ELNG and the New ELNG Subsidiaries immediately after the closing of the Share Exchange.  Each entity is wholly owned as indicated with the exception of Earth Leasing which is wholly owned with the exception of certain non-voting preferred stock owned by members of the Kelley Group.  Additionally, all of the membership interests of New ELNG are pledged to Fourth Third as security under the Amended and Restated Loan Documents.

Item 2.01 Completion of Acquisition or Disposition of Assets

The closing of the Share Exchange took place on June 30, 2008.  In addition to causing us to have operations and no longer be deemed a blank check shell company as of June 30, 2008, the Share Exchange also resulted in a change in control of the Company, with EBOF beneficially owning and controlling (through its ownership of ELNG), 7,000,000 Exchange Shares of the Company out of a total of 8,798,309 issued and outstanding shares after giving effect to the Share Exchange (which amount does not include shares underlying certain notes).  The Exchange Shares were pledged by EBOF and ELNG, to Castlerigg as a secured creditor of EBOF to secure certain loans, and, for so long as such Exchange Shares are subject to the pledge, such shares are also subject to an irrevocable proxy in favor of one of their creditors.  Additionally, new persons were elected as directors and officers as of the closing of the Share Exchange, and the Company is in the process of appointing additional executive officers and independent directors.

DESCRIPTION OF PNG VENTURES’ BUSINESS

Corporate History

PNG Ventures, Inc. was first incorporated in the State of Nevada on June 23, 1995, as Telecommunications Technologies, Ltd. (“TTL”).

After operating various businesses over the years, and entering into a series of reorganizations and name changes, PNG,  on June 23, 2004 appointed, Mr. Mark L. Baum, Esq. as PNG’s only director.  Mr. Baum served as PNG’s Chairman, Chief Executive Officer Chief Financial Officer, Secretary, and Director through May 22, 2008, at which time he resigned from all positions with the Company.

On May 22, 2008, Kevin Markey was appointed to the position of Chief Executive Officer of PNG, and Luis Leung was appointed as director of PNG, and subsequently Mr. John Devenny was appointed as a Director.

Our common shares are currently traded on the OTC Bulletin Board under the symbol “PNGX.”

As a result of the Exchange Agreement, (i) New ELNG became a wholly-owned subsidiary of the PNG and (ii) PNG succeeded to the business Arizona based liquid natural gas operations, which is its sole business.

DESCRIPTION OF NEW ELNG’S BUSINESS ACQUIRED

Background

We acquired the LNG Business pursuant to the Exchange Agreement, from ELNG, which is a wholly owned subsidiary of EBOF, a Delaware corporation, headquartered in Dallas, Texas. EBOF first acquired all of the issued and outstanding shares of Earth LNG, Inc. on November 22, 2006, which was then also known as “Apollo LNG, Inc” which, through its subsidiaries, owned a liquid natural gas facility in Topock Arizona, and related distribution and trucking operations (which business is generally referred to herein as the “LNG Business”).  The LNG Business included the subsidiaries Applied LNG (which in turn owns Fleet Star Inc. and  Earth Leasing) and Arizona LNG, together comprising the bulk of the Arizona based LNG assets and operations of EBOF and its subsidiaries. Earth’s primary LNG operations are in Arizona and California (see “Company Operating Structure” above).

 Management believes that the LNG processing facility in Topock, Arizona which has been acquired as a result of the Share Exchange, is currently capable of producing  86,000 gallons of vehicle-grade LNG per day.  LNG produced by this plant is sold primarily to municipal and commercial fleet customers located along the west coast of California.

ELNG offered turnkey fuel solutions, including clean LNG fuel (98% methane gas) and delivery, equipment storage, fuel dispensing equipment and fuel loading facilities.

The Topock, Arizona plant is where we liquefy natural gas, in insulated storage tanks kept above ground.  This production facility marks out (only production operations to date.  Based on EBOF) records, ELNG distributed LNG by tractor-trailer to approximately 50 customer locations.

The Topock, AZ production facility is located approximately one mile east of Arizona’s border with California. The facility serves metropolitan markets in Arizona and California. The plant’s natural gas feedstock is supplied by an El Paso natural gas pipeline.

One of the largest markets in the U.S. for clean, vehicle-grade LNG today is Los Angeles, California and surrounding areas. This market has been the focus of ELNG’s efforts for over ten years.

ELNG’s primary customers in California have been municipal fleets such as  metro buses and garbage trucks, Orange County Transportation (city buses), as well as commercial vehicles like those belonging to United Parcel Service in the Los Angeles area and most recently the City of Phoenix.  We intend on, and are, continuing to, service these customers,

Special cryogenic tank trailers are used to transport ultra-cold liquefied natural gas from the manufacturer to small-scale storage for end users.  Our Applied LNG subsidiary owned several of these specialty trailers and has access to one of the nation’s largest fleet of these trailers.

Prior to the completion of the Share Exchange, ELNG has transferred to New ELNG all right and marketable title to the member interests of Applied LNG and Arizona LNG, with all of  their other assets that, together, comprise the west coast liquefied natural gas business of PNG effective after the closing of the Share Exchange, resulting in the characterization of the transfer as an asset sale of EBOF’s subsidiary, for taxes purposes,  enabling PNG and EBOF to take advantage of certain tax benefits, including a step up in basis to PNG.

Liquid Natural Gas Industry

Natural gas is one of the cleanest burning fossil fuels. It produces less emissions and pollutants than either coal or oil. LNG is produced when natural gas is condensed into a liquid at atmospheric pressure by cooling it to approximately -259o C. Prior to liquefaction, raw gas must be treated to remove water, hydrogen sulfide, carbon dioxide, nitrogen and other impurities commonly found in gas. LNG typically contains more than 97 percent methane and is an odorless, colorless, non-corrosive and non-toxic liquid. Prior to its use, LNG is converted back into gas by a simple vaporization process at which point it is suitable for use as a fuel for vehicles, electric generators or other industrial users. Since LNG occupies only a fraction (approximately 1/600th) of the volume of natural gas, it is more economical to transport across large distances and can be stored in larger quantities.

The production of LNG involves three basic processing steps, regardless of the source of gas. These consist of pre-treatment, liquefaction and post -treatment. The treatment processes used are dependent on the amount and type of contaminants in the raw feedstock gas. The feedstock gas required for the production of LNG can be extracted from several sources, including pipeline gas, coal mine gas, landfill gas (LFG) and stranded-well gas.

Per unit of energy, natural gas contains less carbon than any other fossil fuel and, therefore, produces less carbon dioxide and particulate matter than petroleum-based fuels. Not only is LNG a cleaner-burning fuel than gasoline and diesel, but it is also a renewable energy source when it is produced from recycled waste gases, such as LFG, anaerobic digester gas, and biogas. Additionally, LNG is neither toxic nor believed to be carcinogenic and, if spilled, evaporates rapidly, leaving no trace.

To date, we believe that, the absence of adequate infrastructure, in terms of production, distribution, storage and dispensing, has impeded the growth of the LNG-powered vehicle fuel market.  However, demand for natural gas has expanded significantly in the last decade in the U.S., especially in light of the increases in costs of conventional “Fossil Fuels” and environmental concerns,   making one of the highest growth alternative fuels for heavy-duty vehicles in the U.S. in terms of consumption.  We  believe that this demand will increase even further given the increase in fuel prices and environmental concerns relating to fossil fuels.

Most LNG used in the Western United States is used as transportation fuel for heavy-duty vehicles such as waste collection trucks, transit buses and class-8 delivery trucks. Demand is primarily concentrated in Phoenix and Los Angeles, with additional demand elsewhere in California, Arizona, Nevada and Northern Mexico.

Waste Collection Fleets

Waste collection trucks, such as those operated by Waste Management, the City of Los Angeles, Burrtec Waste, and others, are an established application for both Compressed Natural Gas (CNG) and LNG. The trend in the market has generally been toward LNG, since LNG-powered trucks can carry heavier payloads and have a greater range between fuel fills. SCAQMD has implemented regulations that begin to take effort in 2010, that require  publicly-owned waste collection fleets and privately-owned waste collection fleets that contract with public agencies within the jurisdiction, having 15 or more vehicles, to purchase vehicles powered by the cleanest emissions engine available, when buying new units. To comply with these regulations, fleet operators have purchased natural gas-powered refuse trucks.

Events that may adversely affect the implementation dates for the SCAQMD regulations include a rules change, or the emergence of a better, cleaner, less expensive, or more cost effective technology, including diesel engine technology beginning in 2010.

The largest single challenge to the SCAQMD regulations will be the availability of new diesel engines in 2010 that meet the US EPA on-road standards of 0.2 g/bhp-hr NOx (nitrogen oxide) and 0.01 g/bhp-hr PM (particulate matter). Currently, there is no diesel engine certified to emission levels below the SCAQMD requirements of 0.2 g/bhp-hr NOx,  The cleanest natural gas engine currently available is the Cummins Westport ISL G engine. It is certified to the US EPA 2010 on-road heavy-duty engine standards of 0.2 g/bhp-hr NOx and 0.01 g/bhp-hr PM. However, it is not clear whether it can or will be manufactured in sufficient quantities to meet any increased demand.

Transit Fleets

Public transit buses are an established market for CNG and LNG applications. Notably, the City of Phoenix (Valley Transportation), uses LNG-powered buses predominantly and is the nation’s largest buyer of LNG for transportation. Orange County Transit, Santa Monica Big Blue Bus, LAX, Omnitrans, and others also have selected LNG as the fuel of choice for their transit operations.

Port Drayage Truck Fleets

The term “Port Drayage” is used to describe the hauling of intermodal containers to and from a port. The intermodal containers are taken primarily to and from regional distribution centers and rail yards.  The Ports of Los Angeles and Long Beach (the “Ports”) adopted their joint Clean Air Action Plan (CAAP) in November 2006 to address the need for emission reductions from port applications. The CAAP is far-reaching, covering emissions from ships, railways, dockside equipment and trucks.

Approximately, 17,000 trucks visit the Ports, with approximately 10,600 of those being frequent visitors that the Ports have identified for action. The CAAP requires that, by 2011, 5,300 of the older trucks be replaced by new LNG-powered trucks and an additional 5,300 of the older trucks be replaced with new diesel units that, at a minimum, meet US EPA 2007 on road diesel engine standards (1.2 g/bhp-hr NOx and 0.01 g/bhp-hr PM). In addition, the Ports plan to upgrade diesel trucks with advanced after-market emission control devices. Currently, there are only two (2) LNG suppliers to the market, both of whom have historically been challenged to meet demand. If the supply of new LNG-powered trucks is low, or the number of LNG stations or LNG supply is not sufficient to meet demand, implementation of the CAAP LNG-powered trucks initiative will be delayed.

Existing LNG Supply/Sources

LNG currently is supplied to the California, Arizona, Nevada and Northern Mexico markets primarily by four (4) LNG plants (including our own):

•	Needle Mountain Plant, hereafter owned and operated by us as a result of our acquisition of New ELNG, located near Topock, Arizona, with a capacity of 30 MMgpa (86,000 gpd).
•	Ignacio Plant, owned and operated by Williams Company (with an exclusive supply contract with Clean Energy) located near Durango, CO: capacity 21 MMgpa (60,000 gpd).

•
Shute Creek Plant, owned and operated by ExxonMobil, located near Evanston, WY: capacity 21 MMgpa (60,000 gpd). This plant supplies to Lower Valley Energy, New ELNG and one of our competitors, Clean Energy.

•
Pickens plant, owned and operated by Clean Energy, located near Willis, TX: capacity 35 MMgpa (100,000 gpd). This plant supplies to California, Arizona, Nevada and Northern Mexico only in event of emergency or shortfall.

Of this total production capacity, the capacity suitable for vehicle-grade production includes Needle Mountain, Ignacio and about 7 MMgpa of the Shute Creek capacity.  In winter, much of the Shute Creek capacity is consumed by Lower Valley Energy. The Pickens plant is too far from the region to be a viable long term supplier. Therefore, the current vehicle-grade supply is 58 MMgpa, closely matching 2007 demand.  Management does not believe that these other three plants compete directly compete with us, as they export to a separate geographic region and do not produce, as a major portion of their output, vehicle grade LNG.

Future LNG Supply

Clean Energy has started construction of a new LNG plant near the U. S. Borax mine at Boron, California, about 100 miles from downtown Los Angeles and 135 miles from the Ports of Los Angeles and Long Beach. This plant will have an initial production capacity of 56 MMgpa, (160,000 gpd) and, according to Clean Energy, should be commissioned in late 2008. The plant will utilize two (2) production trains with nitrogen-cycle refrigeration and electric-drive recycle compressors. Storage capacity will be 1.5 million gallons. Clean Energy has announced that it plans to add a third production train (28 MMgpa – 80,000 gpd) when demand dictates.

Markets and Customers

New ELNG, through its subsidiaries, supplies LNG directly to over 37 customers.  The business of New ELNG targets customers in a variety of markets, such as airports, public transit, refuse, seaports, regional trucking, taxis and government fleets.   Management believes that no single customer accounts for greater than 10% of the Company’s sales revenues.

Regulations and Environmental Matters

           General

Certain aspects of New ELNG’s operations are subject to regulation under federal, state, local and foreign laws. If we were to violate these laws or if the laws or enforcement proceedings were to change, it could have a material adverse effect on our business, financial condition and results of operations.

        Regulations that significantly impact our operations are described below.

•  CNG and LNG stations—To construct a CNG or LNG fueling station , we must obtain a facility permit from the local fire department and either we or a third-party contractor must be licensed as a general engineering contractor. The installation of each CNG and LNG fueling station must be in accordance with federal, state and local regulations pertaining to station design, environmental health, accidental release prevention, above-ground storage tanks, hazardous waste and hazardous materials. We are also required to register with certain state agencies as a retailer/wholesaler of CNG and LNG.

•  Transfer of LNG—Federal Safety Standards require each transfer of LNG to be conducted in accordance with specific written safety procedures. These procedures must be located at each place of transfer and must include provisions for personnel to be in constant attendance during all LNG transfer operations.
•  LNG liquefaction plants—To build and operate LNG liquefaction plants, we must apply for facility permits or licenses to address many factors, including storm water or wastewater discharges, waste handling and air emissions related to production activities or equipment operations. The construction of LNG plants must also be approved by local planning boards and fire departments.

Management believes New ELNG is in substantial compliance with environmental laws and regulations and other known regulatory requirements. Compliance with these regulations has not had a material affect on New ELNG’s capital expenditures, earnings or competitive position. It is possible that more stringent environmental laws and regulations may be imposed in the future, such as more rigorous air emissions requirements or proposals to make waste materials subject to more stringent and costly handling, disposal and clean-up requirements. Accordingly, new laws or regulations or amendments to existing laws or regulations might require us to undertake significant capital expenditures, which may have a material adverse effect on our business, consolidated financial condition, results of operations and cash flows.

Competition

 The market for vehicular fuels is highly competitive. The biggest competition for CNG, LNG and other alternative fuels is gasoline and diesel, the production, distribution and sale of which are dominated by large integrated oil companies. The vast majority of vehicles in the United States and Canada are powered by gasoline or diesel. There is no assurance that New ELNG can compete effectively against other fuels, or that significant competitors will not enter the natural gas fuel market.

Potential entrants to the market for natural gas vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and natural gas, and they refine crude oil into gasoline and diesel. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets, including to a limited extent in Canada, integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. Natural gas utility companies own and operate the local pipeline infrastructure that supplies natural gas to retail, commercial and industrial customers.

 It is possible that any of these competitors, and other competitors who may enter the market in the future, may create product and service offerings that compete with the offerings of New ELNG. Many of these companies have far greater financial and other resources and name recognition than we have. Entry by these companies into the market for natural gas vehicle fuels may reduce ELNG’s profit margins, limit its customer base and restrict its expansion opportunities.

Other alternative fuels compete with natural gas in the retail market and may compete in the fleet market in the future. Suppliers of ethanol, biodiesel and hydrogen, as well as providers of hybrid vehicles, may compete with us for fleet customers in our target markets. Many of these companies benefit, as we do, from U.S. state and federal government incentives that allow them to provide fuel more inexpensively than gasoline or diesel.

Employees

As of June 30, 2008, ELNG had, and currently New ELNG and its subsidiaries have, ten (10) full-time employees.  None of its employees is represented by a labor union, and New ELNG considers its employee relations to be good.

Description of Property

New ELNG’s Needle Mountain Plant is an operating  natural-gas liquefaction facility, located in Arizona near the Arizona-California state line.

Legal Proceedings

From time to time, New ELNG or its subsidiaries, may be named in claims arising in the ordinary course of business.  All legal proceedings and claims known to New ELNG as of the date of the Exchange Agreement that could reasonably be expected to have a material adverse effect on its business and financial condition have been resolved.

 Market for and Dividends on Common Equity and Related Stockholder Matters

PNG trades on the over the counter, bulletin board market under the ticker symbol “PNGX.OB”.  The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, changes in the laws governing  the manufacturing, storage, distribution or use of LNG, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. These broad market and industry factors, as well as general economic, political and market conditions, may materially adversely affect the market price of the common stock, regardless of our operating performance.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock other than the Black Forest Note and the Settlement Note, which are convertible into 756,325 PNG shares and 1,900,000 PNG shares, respectively.  The Company also has a contingent obligation to issue up to an additional 1,100,000 shares to the Collateral Agent pursuant to the Master Rights Agreement, if the PNG shares do not reach a stated market value as provided therein.

Cash dividends have not been paid. We intend to retain any earnings to finance future operations and growth. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained in this Amended Current Report on Form 8-K/A that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include, without limitation:

1. Our ability to repay indebtedness and manage our current debt facilities and to obtain additional financing necessary to operate our capital intensive business, if and as necessary and at reasonable rates;

2. Development and implementation of technologies and products by others that will utilize our products;

3. Our ability to obtain raw ingredients and other supplies necessary to economically produce LNG;

4. Our ability to generate customer demand for our products;

5.  The entry into our market place by competitors with greater financial backing and other resources than our own and our ability to bid for and fulfill LNG contracts.

6.  Implementation of federal, state and local regulations that favor the use of our products, adversely affect the competitive advantage of our products or make the production and distribution of our products more costly, and compliance by existing and future potential clients with regulations that  mandate their use of vehicles utilizing LNG.; and

7. General economic conditions.

Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

The following discussion and analysis should be read in conjunction with New ELNG, Inc.’s Financial Statements, together with the notes to those statements.

Overview

EBOF acquired ELNG and the LNG Business from Apollo Resources, Inc., on November 22, 2006, by acquiring all of the issued and outstanding shares of ELNG.  The business combination was recorded as a pooling due to common ownership.  Pursuant to a contribution agreement effective prior to closing of the Share Exchange, ELNG transferred all of its assets (including, without limitation, the New ELNG Subsidiaries, but not intercompany indebtedness owed to ELNG by EBOF or its remaining subsidiaries) to New ELNG to take advantage of certain tax benefits (see “Tax Treatment of Share Exchange” below).

The primary operations of ENLG, which, after the Share Exchange are owned by us through our New ELNG subsidiary, are located in Arizona and California and the primary asset of New ELNG is the liquefied natural gas (LNG) processing facility and related equipment located in Arizona.  Management believes that this facility has the capacity to produce approximately 86,000 gallons of LNG per day.

As PNG was a blank check company prior to the Share Exchange, New ELNG is considered the accounting survivor/operating company for financial reporting purposes.  Additionally, New ELNG was incorporated in June 2008 and was contributed the assets of ELNG effective as of June 25, 2008, just prior to the Share Exchange, and thus has no historical operations.  As such we have included the reports of the parent ELNG, and refer to ELNG in this Management Discussion and Analysis and in the financial statements filed herewith, as a reference only.

FINANCIAL RESTRUCTURING OF EBOF AND ELNG

During 2007, EBOF defaulted under its $52.5 million senior unsecured notes (the “EBOF Notes”) held by the Releasing Creditors, which notes, were exchanged as provided in Item 1.01 above.  Subsequent to the quarter ended June 30, 2007, the Releasing Creditors commenced, in the U.S. Bankruptcy Court (Delaware) a proceeding under Chapter 7 (Involuntary Liquidation) against EBOF.  On November 14, 2007, EBOF negotiated and executed a settlement agreement with the Releasing Creditors.  The settlement agreement required the Releasing Creditors to dismiss their Bankruptcy Court proceeding, in consideration for which EBOF and its subsidiaries granted certain security interests to the Releasing Creditors and executed a restructuring plan.  Commensurate with the Share Exchange however, New ELNG and the New ELNG Subsidiaries have obtained a release and discharge from all liabilities relating to this indebtedness from the Releasing Creditors.

During the first quarter of 2007, ELNG, as predecessor to New ELNG, obtained a $15 million term loan, and a $5 million revolving credit facility.  In October 2007, ELNG was able to amend and increase those debt facilities by $3.8 million.  As of December 31, 2007, ELNG was not in compliance with its loan covenants and as a result, the debt has been included in current liabilities for the fiscal year ending December 31, 2007.

During the fourth quarter 2007, management recorded certain contingent income tax liabilities in connection with its acquisition of the LNG Business and recorded additional goodwill of $11,550,000, income tax expense of $1,641,000 and adjusted retained earnings by $2,235,000 consistent with EBOF’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.

ELNG had an accumulated deficit of $15,535, negative current ratios and negative tangible net worth at December 31, 2007.

Tax Treatment of Share Exchange

New ELNG expects that the prices for gasoline and diesel will continue to be higher than the price of natural gas and make traditional gasoline- and diesel-powered vehicles more expensive than LNG-powered vehicles to operate, that will lead to increased demand for LNG.  Our goal is to enhance our competitive position as this market demand increases and as LNG becomes more readily available to consumers.

We believe that New ELNG is one of the largest producers and wholesalers of vehicle-quality liquid natural gas in the Western United States and is one of only five production facilities in the country that produces clean liquid natural gas.  New ELNG offers turnkey fuel solutions, and leases storage, fuel dispensing equipment and fuel loading facilities. The supply of LNG in the United States is limited.  New ELNG believes that increasing its LNG supply capacity will enable it to increase sales to existing customers and to secure new customers.

However, there can be no assurance that any of New ELNG’s expectations will prove to be correct, that any of New ELNG’s plans will be successfully implemented or that New ELNG, as PNG, we will continue as a going concern.
Prior to the Share Exchange, ELNG transferred all of its assets (but not receivables owed by EBOF or its other subsidiaries) relating to the Arizona based LNG Business and the New ELNG Subsidiaries to New ELNG effective as of June 25, 2008, prior to the Share Exchange.  This resulted in the Share Exchange being categorized as an “asset acquisition” for tax purposes, and enabled enabling EBOF and the Company to realize certain tax benefits and enabled the Company to receive a “step up” in the cost basis of the LNG Business acquired.

Release of Liabilities

Prior to the closing of the Share Exchange, EBOF, restructured its indebtedness owed to their Releasing Creditors,  resulting in a release and discharge of New ELNG and the New ELNG Subsidiaries from any and all indebtedness and related liabilities to them, and further consented to the Share Exchange transaction, enabling us to re-finance our indebtedness, and increase our credit facility with Fourth Third to $34 Million, pursuant to the Amended and Restated Credit Agreement.  (See Item 1.01 above, and Current Report on Form 8-K, dated as of June 26, 2008, filed June 30, 2008 and related exhibits, as well as the Exhibits annexed hereto and with the original filing of this Report).

Critical Accounting Policies

The accompanying consolidated financial statements and the supporting and supplemental material are the responsibility of the management of New ELNG.

Principles of Consolidation — The financial statements include the accounts of ENLG, and it’s wholly- and majority- owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Additionally, New ELNG was formed in June 2008 and was contributed the assets of ELNG effective as of June 25, 2008, just prior to the Share Exchange, and thus has no historical operations.  As such we have included the reports of the parent ELNG, and refer to ELNG in this section and in the financial statements filed herewith, as a reference only.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Market Value of Financial Instruments— The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying amounts in the financial statements. ELNG financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Cash Equivalents — New ELNG considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are carried at cost, which approximates fair value. We hold cash and cash equivalents at several major financial institutions, which often exceed Federal Deposit Insurance Corporation (“FDIC”)-insured limits. Historically, we have not experienced any losses due to such concentration of credit risk.

Accounts Receivable — Accounts receivable are recorded at net realizable value, which includes an allowance for estimated uncollectible accounts to reflect any loss anticipated on the collection of accounts receivable balances. New ELNG uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current status of existing receivables and estimate as to their collect ability.   We calculate the allowance based on our history of write-offs, level of past due accounts and economic status of the customers.

Inventory — Inventories of fuel purchased and manufactured are stated at the lower of cost (on a first-in, first-out, moving-average basis) or market. Inventories consist of liquefied natural gas. Natural gas is the cleanest burning fossil fuel. It produces less emissions and pollutants than either coal or oil. Liquefied natural gas, or LNG, is natural gas in its liquid form. The natural gas is cooled to minus 259 degrees Fahrenheit in underground tanks, where it becomes a clear, colorless, odorless liquid. During the process known as liquefaction, natural gas is cooled below its boiling point, removing most of the compounds and thus LNG is nether corrosive nor toxic, and consists primarily of methane. Since LNG occupies only a fraction of the volume of natural gas, and takes up less space, it is more economical to transport across large distances and can be stored in larger quantities.

Property, Plant and Equipment — Property, plant and equipment are carried at cost. Depreciation of property, plant and equipment is provided using the straight line method at rates based on the estimated useful lives. The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repairs items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Impairment of Long-Lived Assets  — In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, ELNG has reviewed and PNG as successor acquirer will continue to review the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. ELNG has assessed and PNG will assess recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Goodwill and Other Intangible Assets — We account for goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets are required to be tested at least on an annual basis for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value.  ELNG has assessed and we will continue to assess goodwill for impairment by periodically comparing the fair value of its reporting units to their carrying amounts to determine if there is potential impairment. Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values as appropriate. The fair value of definite lived intangible assets is determined by using a “relief from royalty” approach.  ELNG selected December 31, as the date of valuation.  Our annual tests of goodwill as of December 31, 2007, was performed by EBOF and ELNG and there was no impairment indicated.

Revenue — Revenues result primarily from liquefied natural gas which is sold to end users and is recognized based on actual volumes of LNG sold.  Revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition” (“SAB 104”), when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectability is probable, delivery of a product has occurred and title and risk of loss has transferred or services have been rendered.  Revenues include shipping and handling costs billed to the customers.

Cost of Product Sales —   Cost of sales consists primarily of raw materials costs incurred to produce LNG. Shipping and handling costs are included as a component of costs of product sales in our consolidated statements of operations because we include in revenue the related costs that we bill our customers.

Income Taxes — ELNG has filed a consolidated federal tax return with EBOF.  Income taxes are allocated to each member in the consolidated group based on the taxable temporary differences of each member using the asset and liability method of accounting.  Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Net Loss Per Common Share — Basic and diluted net loss per common share are presented in conformity with the SFAS No. 128, “Earnings Per Share”. Basic net income per share is computed by dividing net income available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator).  Diluted net income per share is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year. There were no outstanding options and warrants and thus were not included in the computation of diluted loss per share for the twelve months ended December 31, 2007.

Significant Concentrations — Financial instruments that potentially subject us to a concentration of credit risk consist principally of trade accounts receivable. We perform ongoing credit evaluations of our customers and generally do not require collateral on accounts receivable, as the majority of our customers are government entities.  We maintain reserves for potential credit losses, but historically have not experienced any significant losses related to any particular geographic area.

RELATED PARTY TRANSACTIONS

An affiliate which provides shipping services of LNG to various customers was the prior owner of the LNG Businesses, and is currently an investor in EBOF and Apollo Resources. Total shipping costs incurred during the twelve months ended December 31, 2007 using this affiliates was approximately $4.8 million.  As of December 31, 2007, the Company had a deposit with this affiliate totaling $450,000 which is included in prepaid and other long-term assets, accounts payable due this affiliate vendor totaling $27,733 and advances payable to this affiliate totaling $253,000.

OFF BALANCE SHEET ARRANGEMENTS

None

Liquidity and Capital Resources

As described in the Report of Independent Registered Public Accounting Firm from Chisolm, Bierwolf and Nilson, LLC dated as of April 11, 2007, with respect to the ELNG financial statements as of December 31, 2006, and 2005, and Report of Independent Registered Public Accounting Firm Montgomery, Coscia, Greilich LLC, dated  June 18, 2008, with respect to the ELNG financial Statements as of and for the year ended December 31, 2007, as well as Note 2 to the unaudited financial statements as of and for the quarter ended March 31, 2008, certain financial attributes regarding ELNG raise doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern will depend upon numerous factors, including its ability to raise additional debt or equity funds in the  near future.

The primary sources of revenue of the LNG Business for the years ended 2007 and 2006 were sales of LNG. Sales revenue of the LNG Business is a function of the volume it sells and the prices at which it sells LNG. LNG Business sales are largely dependent upon demand and the ability of the LNG Business to distribute its products. The selling prices it realizes for its products are largely determined by the market supply and demand, which in turn, is influenced by industry factors over which it has little, if any, control, such as the price of natural gas. The production facility is located near Topock, AZ, which is just one mile east of the Arizona-California border. The plant has a maximum capacity of 86,000 gallons per day, and is currently running at approximately 80% of its capacity. The facility serves the primary metropolitan markets of LNG’s Business along the west coast. The  gross profit of the LNG Business is derived from total revenues less the cost of sales. Cost of sales is affected by the price of its purchases of natural gas on the open market, which are also affected by supply and demand.

Results of Operations of New Earth LNG Inc. (“New ELNG”)

New Earth, LLC was chartered in June 2008, acquired its assets (but not certain liabilities and contingent tax liabilities) effectively on June 23, 2008 prior to the Share Exchange and thus has no historical operations. All references herein to “New ELNG” or “ELNG”

shall be deemed to refer to the business of ELNG prior to the Share Exchange as acquired by New ELNG, unless the context requires otherwise.

As there are no historical operations for New ELNG, a Comparison of Year Ended December 31, 2007 To the Year ended December 31, 2006 will be presented for the previous owner of these assets and liabilities of the LNG Business, which was the previous ELNG entity financial information.

The following table sets forth selected data as a percentage of total revenues (unless otherwise noted) for the periods indicated. All information is derived from the accompanying consolidated statements of operations of Earth LNG, Inc.

	Year Ended
	December 31,
	2007	2006
Revenues:
Sales revenue	100%	100%
Cost of sales	80%	99%
Gross profit	20%	1%
Compensation	4%	1%
Other selling, general and administrative	9%	15%
Depreciation and amortization	7%	6%
Net income (loss) from operations	0%	(21)%
Interest expense	13%	4%
Income taxes	6%	7%
Net (loss)	(20)%	(38)%

Revenue.   Total revenue for the year ended 2007 increased $1.1 million, or 5%, to approximately $26 million from approximately $25  million in 2006. The increase in total revenue is primarily the result of renewed existing sales contracts and the obtaining of new customer contracts.  During the year ended 2006, ELNG sold approximately 23,000,000 gallons of LNG, and during 2007 ELNG sold approximately 24,000,000 gallons of LNG.

Cost of Sales.    The types of expenses included in the cost of sales line item include the cost of raw materials, inbound freight charges, purchasing and receiving costs, terminal fees for storage and loading. ELNG’s cost of sales excludes depreciation, amortization and compensation related to the production of LNG. Cost of sales for the year ended 2007 decreased $3.9 million, or 16%, to approximately $20.8 million from approximately $24.7 million for 2006. ELNG’s cost of goods sold is mainly affected by the cost of natural gas prices.

Other Operating Expenses.  The types of expenses included in other operating expenses include office expenses, insurance, professional services, travel expenses and other miscellaneous expenses. Other operating expenses for the year ended 2007 decreased approximately $400,000 from approximately $5.5 million for the same period in 2006. The 2007 costs decrease consists of reductions in consulting, marketing, professional, administrative and travel expenses.

Interest Expense.  Interest expense related primarily to term debt facilities for the year ended 2007, and was approximately $3.5 million from $916,000 for the same period in 2006.

Liquidity and Capital Resources of New ELNG

As described in the Report of Independent Registered Public Accounting Firm from Chisolm, Bierwolf and Nilson, LLC, dated April 11, 2007 with respect to the ELNG financial statements as of December 31, 2006, and 2005, and of Independent Registered Public Accounting Firm  from Montgomery, Coscia, Greilich LLC, dated  June 18, 2008, with respect to the ELNG financial Statements as of and for the year ended December 31, 2007, as well as Note 2 to the unaudited financial statements as of and for the quarter ended March 31, 2008, certain financial attributes regarding ELNG raise doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern will depend upon numerous factors, including its ability to raise additional debt or equity funds in the  near future.

Overview.   The principal sources of liquidity for the LNG Business consist of cash and cash equivalents, cash provided by operations and term debt facilities. In addition to funding operations, principal short-term and long-term liquidity needs have been, and are expected to be, the debt service requirements of our term debt, the acquisition and construction of new facilities, capital expenditures and general corporate purposes. During 2007 cash and cash equivalents decreased by $232,000 from 2006. Net cash provided by operating activities was $1.4 million in 2007 compared to net cash used in operating activities of $7.3 million in 2006.   The increase in net cash provided by operating activities relates to obtaining new customers and renewal of existing contracts.

Net cash used in investing activities was $13.8 million for 2007, compared to net cash used in investing activities of approximately $2.2 million for 2006. The increase in net cash used in investing activities relates to additional advances and investments to related parties during 2007.

Net cash provided by financing activities was $12.1 million for 2007, compared to net cash provided by financing activities of $4.9 million for the same period in 2006. Cash flows used in financing activities during 2007 relate primarily to the issuance of term debt facilities and lines of credit totaling $18.8 million, less the repayment of prior debts of $4.2 million, offset by debt issuance costs of $2.4 million.

The LNG Business incurred net losses and positive cash flows from operations of approximately $5.3 million and $1.3 million, respectively, for the year ended 2007. Of the net losses approximately $3.5 million relates to interest expense and approximately $1.6 relates to contingent income taxes, and depreciation was approximately $1.7 million. The working capital deficit of the LNG Business at December 31, 2007 was approximately $36.2 million.

Current and Future Capital Needs of New ELNG

The success of our operations and business growth and expansion strategy depends in part upon our ability to raise additional equity and debt financing and our ability to generate sufficient cash flow from operations. We expect to continue to devote capital resources to fund our business plan. In order to support the initiatives envisioned in our business plan, we intend to raise additional funds through the sale of equity, debt or a combination of the two. Our operating performance and ability to raise additional financing depends on many factors beyond our control, including the prevailing economic conditions, state of the capital markets, entry of competitors into the market place, compliance by municipalities with environmental rules that require use of LNG powered vehicles, the market price of our common stock and other risks and uncertainties including the prices of natural gas and our dependence on key suppliers and adverse changes in governmental incentives and governmental regulation. We might not have access to the funding required for the expansion of our business or such funding might not be available to us on acceptable terms. We might finance the expansion of our business with additional indebtedness or by issuing additional equity securities. The amount of any additional indebtedness could be substantial. We could face financial risks associated with incurring additional indebtedness, such as reducing our liquidity and access to financial markets and increasing the amount of cash flow required to service our debt, or associated with issuing additional stock, such as dilution of ownership and earnings. An increase in our debt would decrease the amount of funds available for our growth strategy, thereby making it more challenging to implement our strategy in a timely manner, or at all. If future cash flows and capital resources are insufficient to meet our debt obligations and commitments, we may be forced to reduce or delay activities and capital expenditures, obtain additional equity capital or debt financing. In the event that we are unable to do so, we may be left without sufficient liquidity and we may not be able to continue operations.

During the first two quarters of the 2007, we obtained approximately $24 million of financing in a credit facility.  The facility was due 3 years from issuance and is secured by the LNG plant facility in Topock, Arizona. There was also a $5 million revolving credit facility, which was later reduced to $2.5 million, which was advanced at the rate of 85% of accounts receivable. These facilities were amended and restated in connection with the Fourth Third Financing and the Restructuring and, subsequent to the Share Exchange are the indebtedness of the Company.

Management believes the LNG business will be a major part of establishing future financial stability of the Company, and believes the above measures will significantly enhance the liquidity position, profitability, and allow for repayment of creditors.

We have spent, and expect to continue to spend, substantial amounts in connection with implementing its business strategy.  Based on our current 2008 business plan, which includes cash flows from operations and net proceeds from new equity investors, we expect to continue as a going concern.

The Company plans to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects in the United States and abroad, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and may not obtain the capital we require by other means.  If the Company does not succeed in raising additional capital, the capital received through the Offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in market price the Company’s equity securities because of the increase number of outstanding shares.  The terms of securities issued in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities that could result in the issuance of additional common shares, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the  natural gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, the location of our natural gas properties and prices of natural gas on the commodities markets (which could impact the amount of financing available to us) and/or the loss of key management.  Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, the “Forward Looking Statements” section above, together with the other information contained in this Current Report on Form 8-K/A before making an investment decision with respect to our securities.  You should only purchase or hold our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS – THE NEW ELNG BUSINESS

We are dependant on our ability to raise additional capital to complete our acquisition strategy.

We are dependent upon our ability to raise capital to complete our business plan, which involves, among other strategies, growth through acquisition.  Specifically, and without limitation, we will need substantial additional capital in order to enter into and complete our acquisition of a liquefier project to be utilized in South America.  We also regularly need capital in order to fund our immediate and daily raw materials and ingredients, transportation and manufacturing needs.  Our ability to raise capital would be greatly hindered if we are not able to become and remain current with our reporting obligations.  Remaining current will depend on our ability to prepare and consolidate our financial statements with our Chinese subsidiaries.  If we do not raise capital, or if we are unable to become listed or remain listed on a United States trading exchange or quotation system, our business will be adversely affected.

Our company is controlled by the  creditors of Earth Biofuels, which hold and control  a majority of our common stock.

One of our shareholders, EBOF, directly owns 7,000,000 Exchange Shares constituting over 65% of our actual issued and outstanding capital stock.   These shares, in turn, are subject to a proxy in favor of Castlerigg which proxy may be terminated by Castlerigg.  EBOF has also pledged all of its shares in ELNG (which owns the foregoing shares) in favor of Castlerigg and the other Releasing Creditors. In addition, up to 1,900,000 shares  (subject to limited contractual re-sale restrictions) are issuable upon conversion of the EBOF Notes issued pursuant to a settlement agreement, providing Castlerigg and certain other Releasing Creditors, collectively with the Exchange Shares, voting control of over an aggregate of 70% of our outstanding capital stock in addition to liquidity.  As a practical matter, therefore, Castlerigg (and, in the event that it terminates its proxy, EBOF and its executives) and its affiliates will have control of the Company and all of our subsidiaries and will be able to assert significant influence over the election of directors and other matters presented for a vote of stockholders.  Other shareholders will not have a voice in management decisions and will exercise very little control. (See “Proxy Relating to 7,000,000 Exchange Shares” in Item 1.01 above, and the “Security Ownership of Certain Beneficial Owners and Management” section below)

Our auditors have expressed substantial doubt in their report on our financial statements about our ability to continue as a going concern.

Our auditors have included an explanatory paragraph in their report (filed as an Exhibit to this Report) on our consolidated financial statements for the year ended December 31, 2007, indicating that there is substantial doubt regarding our ability to continue as a going concern. The financial statements included elsewhere in this current report do not include any adjustments to asset values or recorded liability amounts that might be necessary in the event we are unable to continue as a going concern.  If we are in fact unable to continue as a going concern, you may lose your entire investment in our company.  We will therefore need immediate additional substantial capital in order to continue to operate.

2,656,325 shares of our Common Stock are freely tradable.

In accordance with the terms of the Settlement Agreement, an aggregate of 2,656,325 shares issuable upon conversion the Black Forest Note (756,325 shares) and EBOF Note (1,900,000 shares),  are issuable pursuant to an Amended Court Order, without restrictive legend and accordingly may be freely tradable subject only to certain re-sale limitations relating to price sales.  Additionally, the 1,100,000 Fourth Third Shares and other shares issued in connection with the Share Exchange,  may be sold under rule 144 after a year, presuming that the Company remains current with all of its filings and related financial reporting obligations.  There is no limit on the amount of restricted securities that may be sold (other then contractual limits, if any) by a non-affiliate after the restricted securities have been held by the owner for a period of one year more. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares, may have a depressive effect upon the price of our shares in any active market that may develop.

Our business and profitability is highly volatile and subject to commodity prices and availability of raw materials.

Our business is highly dependent on commodity prices, which are subject to significant volatility and uncertainty, and on the availability of raw materials supplies, so our results of operations, financial condition and business outlook may fluctuate substantially. Our results of operations depend substantially on the prices of natural gas. The prices of these commodities are volatile and beyond our control. We are also dependent in part on compliance by our customers and prospective customers with environmental rules that may mandate their use of LNG fueled vehicles.  As a result of the volatility of the prices for these items, our results may fluctuate substantially. We may experience periods during which the prices of our products decline and the costs of our raw materials increase, which in turn may result in operating losses and adversely affect our financial condition. We may attempt to offset a portion of the effects of such fluctuations by entering into forward contracts to supply natural gas or other items or by engaging in transactions involving exchange-traded futures contracts, but these activities involve substantial costs, substantial risks and may be ineffective to mitigate these fluctuations. If a substantial imbalance occurs, our results of operations, financial conditions and business outlook could be negatively impacted. Our ability to operate at a profit is largely dependent on market prices for LNG, and the value of your investment in us may be directly affected by these market prices.

The revenue and operating results of our business may vary significantly from quarter-to-quarter due to a number of factors. In future quarters, operating results may be below the expectations of public market analysis or investors, and the price of its common stock may decline.

Factors that could cause quarterly fluctuations include:
•	the ability to quickly bring new production capacity on stream;
•	the fluctuating prices of natural gas;
•	the ability to raise the necessary capital to fund working capital, execute mergers, acquisitions and asset purchases.

The market in which our business competes is intensely competitive and actions by competitors could render our services less competitive, causing revenue and income to decline.

Our ability to compete depends on a number of factors outside of our control, including:
•	the prices at which others offer competitive services, including aggressive price competition and discounting;
•	large swings in the price of oil which will affect the price at which Earth can purchase fuel supplies;
•	the ability of competitors to undertake more extensive marketing campaigns;
•	the extent, if any, to which competitors develop proprietary tools that improve their ability to compete; and
•	the extent of competitors’ responsiveness to customer needs.

Our reliance upon third party suppliers for natural gas may hinder our ability to be profitable.

Our business will be harmed if our major customers reduce their orders or discontinue doing business with us.

We may not be able to compete effectively on these or other factors. If we are unable to compete effectively, market position, and therefore revenue and profitability, would decline. We must continually enhance our services to meet the changing needs of its customers or perspective customers, many of which are municipalities with strict bidding guidelines, or face the possibility of losing future business to competitors.

There is no assurance that we will be profitable, and may not be able to successfully develop, manage or market its products and services, we may not be able to attract or retain qualified executives and technology personnel, our products and services may become obsolete, government regulation may hinder our business, and additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in our businesses.

We may not be able to protect and enforce our intellectual property rights, which could result in the loss of our rights or increased costs. Our future success depends to a significant degree upon the protection of our proprietary technology.  The misappropriation of our proprietary technology would enable third parties to benefit from our technology without paying us for it.   Although we have taken steps to protect our proprietary technology, they may be inadequate and the unauthorized use thereof could have a material adverse effect on our business.  If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, even if we were to prevail.

We are dependent on a limited number of key personnel, and the loss of these individuals could harm our competitive position and financial performance. Our future success depends, to a significant extent, on the continued services of our key personnel, including plant managers.  Competition for personnel throughout the industry is intense and we may be unable to retain our current management and staff or attract, integrate or retain other highly qualified personnel in the future. If we do not succeed in retaining our current management and our staff or in attracting and motivating new personnel and plant managers, our business could be materially adversely affected.

We may encounter difficulties in implementing our business plan, due to the lower or a lack of estimated market growth and demand.

Our business is highly leveraged, and has limited cash available for marketing, growth and the implementation of our business plan.

The LNG business is capital intensive.  We need additional capital in order to fully implement our business plan.  Such capital, if available at all, may not be available on terms that are satisfactory.

The inability to raise capital to fund working capital needs may:

•	increase our vulnerability to general adverse economic and industry conditions;
•	limit our ability to fund future working capital and other general corporate requirements; and
•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which it operates;

each or all of which may materially and adversely affect our operating results and financial condition.

As described in this document, the primary business of PNG will be the LNG Business acquired from ELNG.  The acquisition of the LNG Business include both its assets, but also substantial debt in the form of the Amended Credit Agreement with Fourth Third, the Greenfield Credit Line and indebtedness to Black Forest, LNG trade payables, and certain convertible notes.

As described in the Report of Independent Registered Public Accounting Firm from Chisolm, Bierwolf and Nilson, LLC, dated April 11, 2007 with respect to the ELNG financial statements as of December 31, 2006, and 2005, and of Independent Registered Public Accounting Firm  from Montgomery, Coscia, Greilich LLC, dated  June 18, 2008, with respect to the ELNG financial Statements as of and for the year ended December 31, 2007, as well as Note 2 to the unaudited financial statements as of and for the quarter ended March 31, 2008, certain financial attributes regarding ELNG raise doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern will depend upon numerous factors, including its ability to raise additional debt or equity funds in the  near future.

We are currently in a growth-stage and may experience setbacks in business development and expansion.

We are subject to all of the risks inherent in the creation of a new business. As a growth-stage company, our cash flows may be insufficient to meet expenses relating to our operations and the growth of our business, and may be insufficient to allow us to service new and additional contracts.

We may have unknown liabilities that accrued prior to our merger.

The Company was previously in other businesses, and has had to management’s knowledge, no significant operations since mid 2006. Prior to such time, the Company was in various businesses. While we believe that no preexisting liabilities exist and obtained limited indemnities from certain members of former management, no assurances can be made that we do not have any liabilities existing from prior to our Share Exchange in June 2008, commitments or restrictions that could result in a financial loss to us from completing this transaction or its consolidated audited financial statements.

RISKS RELATED TO OUR INDUSTRY

The LNG industry is a capital intensive, commodity based industry, depending in part on government regulation.  We are subject to various stringent federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. We cannot assure you that we will be at all times in complete compliance with these laws, regulations or permits. In addition, we expect to make significant capital expenditures on an ongoing basis to comply with these stringent environmental laws, regulations and permits.

In addition, the hazards and risks associated with producing and transporting our products (such as fires, natural disasters, explosions, abnormal pressures and spills) may result in personal injury claims or damage to property, natural resources and third parties. As protection against operating hazards, we will maintain insurance coverage against some, but not all, potential losses. The occurrence of events which result in significant personal injury or damage to our property, natural resources or third parties that is not fully covered by insurance could have a material adverse impact on our results of operations and financial condition.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock and no significant trading  market.

There are a very limited number of tradable shares outstanding.  Currently, there is a limited trading market for the Company's common stock as quoted on the National Association of Securities Dealers' ("NASD") Over-the-Counter Bulletin Board.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded with a very limited number of freely tradable shares, and the bid and asked prices for our common stock on the NASD's Over-the-Counter Bulletin Board may fluctuate widely.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities.  This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•	fluctuations in revenue from our oil and gas business as new reserves come to market;

•	changes in the market for natural gas commodities and/or in the capital markets generally;

•	changes in the demand for LNG, including changes resulting from the introduction or expansion of alternative fuels;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

We may be required to issue up to an additional 1,100,000 shares to Fourth Third in the event that our stock price does not trade at over $10 per share at certain given dates.

Pursuant to the Master Rights Agreement, as more fully described in Item 1.01 above, we are required to issue shares to Fourth Third to make them “whole” in the event that the assumed value of our shares (as defined in Item 1.01 above) does not trade at or above $10 per share, up to a maximum of 1,100,000 shares.   This share issuance is subject to factors outside our control and, if we are required to issue shares, such issuances would be dilutive.  (See section titled “1,100,000 Shares issued to Fourth Third t and Master Rights Agreement” in Item 1.01 above.)

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never paid cash dividends to our shareholders and we do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Our Common Stock is considered “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

Description of Securities
Common Stock

We have 50,000,000 authorized shares of common stock, $.001 par value per share, of which, prior to the Share Exchange and related transactions, approximately 418,309 shares were issued and outstanding.  As of completion of the Share Exchange, there are 8,798,309 shares of common stock issued and outstanding (7,000,000 of which are owned by EBOF and controlled, pursuant to a proxy, by Castlerigg), 2,656,325 shares of common stock are reserved for issuance upon the conversion of a 12% Convertible Promissory Notes of the Company with an additional 1,100,000 shares issuable pursuant to the Master Right Agreement.  We have also reserved 1,000,000 shares for issuance upon entry into a settlement agreement with a creditor satisfactory to the Board.  Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Share Exchange. Our common stock, par value $0.001, is listed for quotation in the OTCBB under the symbol “PNGX.OB”. There is no active trading market in our securities.

As of June 30, 2008, there were approximately 188 holders of record of our Common Stock.

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including capital surplus availability, current financial condition, operating results and current and anticipated cash needs.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;

(2) the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 30, 2008, with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (1)
Kevin Markey	0		0
John Devenny	8,500	(2)	*
Luis J Leung	0		0
Castlerigg PNG Investments LLC (2)	7,621,429	(3)	80.8%
Fourth Third, LLC	1,100,000	(4)	11.7%
All officers and directors as a group	0		*
___________________________
* Under 1%

(1)           Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 9,428,308 shares of common stock outstanding as of  June, 30, 2008, and does not include 1,900,000 shares issuable upon conversion of the Settlement Notes or 700,000 shares issuable upon conversion of the Black Forest Note which are held in escrow by Madison Stock Transfer, Inc., pursuant to a Settlement Agreement and the Amended Court Order (as described in Item 1.01, above).

(2)            Includes 1,000 shares owned by Diamond Creek Capital, LLC, an entity controlled by Mr. Devenny.

(3)           Includes (i) the 7,000,000 Exchange Shares issued to ELNG, which are deemed beneficially owned of record by EBOF, as a result of its ownership and control of ELNG and (ii) 621,429 shares issuable upon conversion of EBOF Note issued to Sandell Asset Management Corp., a Cayman Islands exempted company (“SAMC”), an entity controlled by or affiliated with Castlerigg and does not include any remaining shares issuable upon conversion of the EBOF Settlement Notes.   Commencing on the date of the Share Exchange, each of Castlerigg PNG Investments LLC, a Delaware limited liability company ("Castlerigg"); Castlerigg Master Investments Ltd., a British Virgin Islands company ("Castlerigg Master Investments"); SAMC; Castlerigg International Limited, a British Virgin Islands company ("Castlerigg International"); Castlerigg International Holdings Limited, a British Virgin Islands company ("Castlerigg Holdings"); and Thomas E. Sandell ("Sandell") may be deemed to beneficially own and have shared voting and dispositive authority with respect to (i) the 621,429 shares of Common Stock of the Company issuable to Castlerigg upon conversion of the outstanding principal amount of the Settlement Note held by Castlerigg, (ii) 7,000,000 shares of Common Stock pursuant to the Proxy (which includes the 5,800,000 shares of Common Stock (the “Debt Shares”) issuable upon exchange of the Releasing Creditor Debt of EBOF held by Castlerigg).  Castlerigg Master Investments is the sole member and managing member of Castlerigg. SAMC is the investment manager of Castlerigg Master Investments.  Mr. Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. Castlerigg International is the controlling shareholder of Castlerigg  Holdings. Castlerigg Holdings is the controlling shareholder of Castlerigg Master Investments. Each of Castlerigg Holdings, Castlerigg Master Investments and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. The business address of each of these entities is as follows: c/o Sandell Asset Management Corp. 40 W. 57th Street, 26th Floor, New York, New York 10019. SAMC, Mr. Sandell, Castlerigg Holdings, Castlerigg Master Investments and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(4)           Does not include up to 1,100,000 additional shares that may be issued in the event that the trading price of the Company’s common stock does not trade at certain prices, pursuant to the Master Rights Agreement. (See section titled “1,100,000 Shares issued to Fourth Third and Master Rights Agreement” in Item 1.01 above)

Item 3.02 Unregistered Sales of Equity Securities

Exchange Shares and Related Issuances

In addition to the 7,000,000 Exchange shares of the Company issued in consideration for the exchange of the membership interests of New ELNG, pursuant to the Exchange Agreement, the following additional shares of the Company’s common stock were issued as follows:

BCGU, LLC, a creditor of the Company	280,000
Fourth Third, LLC, as collateral agent for certain creditors of EBOF	1,100,000

The Exchange Shares as well as the above listed securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, or otherwise under Rule 506 of Regulation D, as they were issued in reliance on the recipients’ representation that they were accredited investors (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

Shares Issued Pursuant to Court Ordered Settlement

The 756,325 shares issuable upon conversion of the Black Forest Note and the 1,900,000 shares issuable upon conversion of the Settlement Notes held by the Releasing Creditors, are reserved for issuance and to be issued pursuant to the exemptions provided under Section 3(a)(10) (and 3(a)(9), as applicable for assignees) of the Securities Act of 1933, as amended.

Additional information relating to the foregoing share issuances and related agreements can be found elsewhere in this Report in “Item 1.01” and “1.02” above, and the agreements filed as exhibits to this Report (or the original filing of this report), the provisions of which the original filing of this report), the provisions of which Sections and Exhibits are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The Share Exchange resulted in a change in control of the Company with EBOF owning (subject to a proxy in favor of certain of its creditors) beneficially 7,000,000 shares of common stock of the Company out of a total of 8,798,309 outstanding at closing, in addition to 1,900,000 shares issuable upon conversion of the 12% convertible Promissory Note issued to EBOF and assigned by EBOF to certain of its creditors, including, Castlerigg.  As a result of the Exchange Agreement, (i) New ELNG became a wholly-owned subsidiary of the Company, and (ii) the Company succeeded to the LNG Business as its sole operating business and prior to the Share Exchange, was a shell company.  The Company intends to change its name to Applied LNG Technologies USA, LLC.

Contemporaneously with the Share Exchange and Restructuring, EBOF entered into Amended and Restated Senior Secured Exchangeable Convertible Notes in the aggregate principal amount of $65 million (the “EBOF Senior Notes”).  The EBOF Senior Notes are convertible into shares of common stock of EBOF or, at the election of the holders of the EBOF Senior Notes, into shares of common stock of the Company held by EBOF, in either case in an amount sufficient to acquire more than 50% of the common stock of the Company.  Additionally, in connection with the EBOF Senior Notes, ELNG entered Voting Agreement and Irrevocable Proxies with regard to the 7,000,000 shares of the Company received in consideration for the Share Exchange.

Other than the transactions and agreements disclosed in this Form 8-K (including the Proxy by EBOF with respect to the 7,000,000 Exchange Shares in favor of Castlerigg and other creditors), we know of no arrangements which may result in a change in control of the Company.

No officer, director, promoter, or affiliate has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise.

The Share Exchange and Proxy relating to the Share Exchange have accordingly resulted in a change of control of the Company.  Additional information relating to these transactions and the acquired business, as well as descriptions of management, as required pursuant to Item 5.01 of Form 8-K and Form 10 generally, can be found in Item 1.01, Item 2.01, Item 5.02, Item 5.06 and Item 9.01 (financial statements) and the Exhibits to this Report and to the original filing hereof, the provisions of each of which are incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers and directors which have been in effect prior to the Share Exchange. Officers are elected annually by the Board of Directors.  Mr. Mark Baum also held a position as director and officer during 2008, as described in and incorporated from, our previous reports and resigned in May 2008. Our by-laws require that we maintain no less than two persons on our board of directors at all times.

Name	Age	Position
Kevin Markey	49	Chief Executive Officer

Luis J. Leung	39	Director

John Devenny	36	Director
___________________

Kevin Markey  has been Chief Executive Officer of PNG Ventures, Inc. since May 22, 2008, and previously served as Vice President of Operations of Earth LNG, Inc. from June 17, 2007 to May 2008. .Mr. Markey is a CPA and has been a controller in the Dallas/Fort Worth area for approximately 21 years. He began his career with Phillips Petroleum’s alternative fuels’ Geothermal Group during which time he introduced innovations in accounting funding processes.  He then worked with Software Consulting Company, did media consulting, returned to the alternative fuels industry with a start-up ethanol company. Most recently, he worked four years for a consumer products manufacturing company where he managed logistics and assisted in cost-cutting efforts. He holds a Bachelor of Arts and Bachelor of Science in Accounting and Sciences from the University of Texas at Dallas and an MBA from East Texas State (now Texas A&M - Commerce).

Luis J. Leung,  a Director since May 2008, began his career in São Paulo, Brazil in 1988 with Smar Equipamentos Industrias Ltd as a Research and Development Software Engineer. In 1991 he was helped establish the company’s operations in the United States and was promoted to CIO and Comptroller.  From 1994 to 1997 Mr. Leung helped structure operations and systems for the company’s headquarters as well as for its subsidiaries in Germany, France and Singapore. In 2004, Mr. Leung co-founded Scitus Corporation, a Microsoft VAR and ISV, and the Alba Spectrum Group a consulting company. The Alba Spectrum Group has operations in Chicago, Houston and São Paulo, Brazil. Its line of products includes Microsoft, SAP and Oracle. In 2001, Mr. Leung co-founded Advent Corporation, a software development company and Microsoft Partner.  The company merged with Enterlogix Corporation in 1992. Enterlogix Corporation, after the merger, was the largest Microsoft Great Plains implementation practice in the state of Texas.  In 1997, Mr. Leung started his consulting career at Hein + Associates LLP in Houston, TX as a Project Manager. In 1999 he was hired by Grant Thornton, LLP as a Consulting Manager and participated in several multi-country systems implementations. In 2000, he worked at eParners Inc as a CRM Practice Leader.  Mr. Leung holds a Bachelors of Science from Instituto Tecnologico Aerospacial, Brazil.

John Devenny was appointed as a director on June 23, 2008. In addition to his position as director with the Corporation, Mr. Devenny is one of the founding partners of Invision Capital Group, a financial services group that provides capital and support to growing middle market companies, founded in January of 2008. Prior to founding Invision Capital, Mr. Devenny was a Founder and Managing Director of Diamond Creek Capital, a commercial lender in the lower middle market since October of 2005.  In addition to having primary underwriting responsibility at Diamond Creek, Mr. Devenny also sourced and structured new investment opportunities and managed the firm's portfolio which aggregated $95 million in gross commitments. Prior to founding Diamond Creek, Mr. Devenny was a Vice President at Roth Capital Partners since March 2004, where he evaluated, underwrote and marketed debt and equity opportunities in both the public and private sector. Prior to joining Roth, from 2002 to March 2004, Mr. Devenny completed his M.B.A. in Finance from the Anderson School at UCLA. Prior to such education, Mr. Devenny was an international intellectual property attorney at General Electric Company starting in February 2001 as well as law firms in NY and NJ. Mr. Devenny holds a B.S. in Mechanical Engineering from Villanova University, a J.D. from Boston College Law School and an M.B.A. in Finance from the Anderson School at UCLA. He is admitted to practice law in NY and NJ and before the US Patent Bar.

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

Long Term Compensation
	Annual Compensation				Awards Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Kevin Markey, CEO	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John Devenny, Director	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Luis J. Leung, Director	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mark L. Baum, CEO, CFO, Director, Secretary, Chairman	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mark L. Baum, CEO, CFO, Director, Secretary, Chairman	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There were no salaries or stock awards issued to officers and directors in 2007.

Directors who are also officers of the Company receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

On May 22, 2008, Mr. Baum resigned from all positions with the Company.   Pursuant to a settlement and release, BCGU, LLC, an entity affiliated with Mr. Baum, received 280,000 shares of common stock as full reimbursement of expenses and fees.

As of July 22, 2008, Mr. Devenny holds 19,500 shares of common stock and indirectly holds 13,000 shares of common stock of the Company through his affiliate company Diamond Creek Capital.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors, but may participate in the Company’s incentive compensation program.

Audit Committee

The Company has only two directors prior to and after losing of the Share Exchange.  The Company expects to have additional directors and to establish an Audit Committee, Compensation Committee and Nominating Committee, to which will be appointed directors who will satisfy the independence requirements of the exchange upon which the Company’s securities are traded.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company will maintain its December 31 fiscal year end after the Share Exchange.  The originally filed version of this Report erroneously indicated that the Company intends to revise its fiscal year end, which information is corrected hereby.

Item 5.06 Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on June 30, 2008, we entered into and completed the transactions contemplated by the Exchange and acquired all of the issued and outstanding member interests of New ELNG and the LNG Business, in exchange for the issuance to EBOF of the Exchange Shares.

As a result of the Share Exchange, New ELNG became our wholly-owned subsidiary, and EBOF became our majority shareholder, owning approximately 80% of all of our issued and outstanding stock.

As immediately after the completion of the Share Exchange, we will have a total of approximately 8,798,309 issued and outstanding shares of common stock, and 1,900,000 shares of common stock reserved for issuance upon conversion of a certain 12% Convertible Promissory Note of the Company in the original principal amount of $171,000 and currently held by EBOF and certain of its secured creditors.

As the result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Additionally, as PNG was a shell prior to the Share Exchange and the acquired LNG Business of New ELNG represents substantially all of the assets and business of PNG, New ELNG (which is essentially the business and assets of old ELNG prior to the Share Exchange, less certain contingent tax liabilities and indebtedness to the Releasing Creditors) is deemed to be the “surviving” entity for accounting purposes.

Additional information relating to these transactions and the acquired business, as well as descriptions of management, as required pursuant to Item 5.06 of Form 8-K and Form 10 generally, can be found in Item 1.01, Item 2.01, Item 5.01, Item 5.02, Item 5.06 and Item 9.01 (financial statements) and the Exhibits to this Report and to the original filing hereof, the provisions of each of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

New Earth LNG, LLC was organized in June 2008, and was contributed its assets on June 25, 2008, just prior to the closing of the Share Exchange on June 30, 2008, and thus has no historical operations.  As such, we have included the reports of the parent Earth LNG Inc. (i.e. ELNG) for reference purposes only.

Attached hereto as Exhibit 99.1 are financial statements for the three months ended March 31, 2008, reviewed by Montgomery, Coscia, Greilich, LLP and related notes thereto and for the year ended December 31, 2007, audited by Montgomery, Coscia, Greilich, LLP, and related notes thereto and for the year ended December 31, 2006 audited by Chisholm, Bierwolf & Nilson and related notes thereto.

(b) Pro forma financial information.

As New Earth, LLC is a newly incorporated entity, we have presented the proforma balance sheet as of June 30, 2008, (unaudited).  Proforma information for prior year earnings and cash flows would be merely representative of the prior filings of PNG.

Proforma<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

CONSOLIDATED BALANCE SHEET

<?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />June 30, 2008

($ in thousands except share amounts)

	PNG VENTURES, INC.	NEW EARTH LNG	CONSOLIDATED
ASSETS
Current Assets
Trade accounts receivable, net	$—	$1,719	$1,719
Inventory, finished goods	—	125	125
Prepaid expense and other current asset	—	682	682
Total current assets	—	2,526	2,526

Property, plant and equipment, appraised value	—	35,000	35,000
Investment in related parties	5	—	5
Prepaid and other long term assets	—	3,950	3,950
Total Assets	$5	$41,476	$41,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$511	$6,447	$6,958
Notes payable	—	34,000	34,000
Advances from affiliate	120	—	120
Total current liabilities	631	40,447	41,078

Total Liabilities	631	40,447	41,078

Stockholders’ Equity
Preferred stock, $1.00 par value, 25,000,000 shares authorized, 0 shares issued and outstanding	—	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 25,000,000 shares issued and outstanding	42	1	43
Additional paid-in capital	1,295	1,028	2,323
Accumulated deficit	(1,963)	—	(1,963)
	(626)	1,029	403
Total Liabilities and Stockholders’ Equity	$5	$41,476	$41,481

(c) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement between PNG Ventures, Inc., Earth Biofuels, Inc., Earth LNG, Inc., and New Earth LNG, LLC *
3.1	Articles of Incorporation of PNG Ventures, Inc. (incorporated by reference to Exhibit 2.1 of Form 10-SB filed with the SEC on February 29, 2000)
3.1.1
Certificate of Amendment to the Articles of Incorporation changing the name of the corporation to PNG Ventures, Inc. (incorporated by reference to Exhibit 2.2 of Form 10-SB filed with the SEC on February 29, 2000)

3.2	Bylaws of PNG Ventures, Inc. (incorporated by reference to Exhibit 2.3 of Form 10-SB filed with the SEC on February 29, 2000)
9	Voting Proxy of Earth Biofuels, Inc. in favor of subordinated releasing creditors.**
10.1	Amended and Restated Credit Agreement with Fourth Third Lenders, LLC and other Lenders **
10.2	Guarantee and Collateral Agreement, dated as of June 26, 2008, by the Loan Parties in favor of Fourth Third, LLC as Agent, for the ratable benefit of itself and the Lenders. **
10.3	Subscription Agreement between PNG and Fourth Third Lenders, LLC, with respect to 1,100,000 shares, dated as of June 30, 2008.*
10.4	Master Rights Agreement, Made by Earth Biofuels, Inc. in favor of certain creditors*
10.5	Settlement Agreement, dated as of June 5, 2008, by and among PNG, Earth Biofuels, Inc, and subsidiaries and Black Forest International, LLC***
10.5.1	$626,250 Principal Amount 12% Convertible Promissory Note Dated June 5, 2008 [Sic] of PNG Ventures, Inc., issued to Black Forest International, LLC. ***
10.6	Escrow Agreement by and among PNG Ventures, Inc., Earth Biofuels, Inc., Black Forest International, LLC and Madison Stock Transfer, Inc. with respect to settlement shares. ***
10.7.1	Transfer of Securities and Acknowledgement Agreement, dated June 26, 2008 by and between PNG Ventures, Inc. and Castlerigg PNG Investments LLC
10.7.2	Transfer of Securities and Acknowledgement Agreement, dated June 26, 2008 by and between PNG Ventures, Inc. and YA Global Investments, LP
10.7.3	Transfer of Securities and Acknowledgement Agreement, dated June 26, 2008 by and between PNG Ventures, Inc. and Portside Growth and Opportunity Fund
10.7.4	Transfer of Securities and Acknowledgement Agreement, dated June 26, 2008 by and between PNG Ventures, Inc. and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio
10.8.1	Release, Consent and Acknowledgment, dated as of June 26, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Castlerigg PNG Investments LLC
10.8.2	Release, Consent and Acknowledgment, dated as of June 26, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and YA Global Investments, LP
10.8.3	Release, Consent and Acknowledgment, dated as of June 26, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Portside Growth and Opportunity Fund
10.8.4
Release, Consent and Acknowledgment, dated as of June 26, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio

10.8.5	Release, Consent and Acknowledgment, dated as of June 26, 2008, by and among Earth Biofuels, Inc., PNG Ventures, Inc., certain of their subsidiaries and Castlerigg Master Investments Ltd.
10.9.1	12% $171,000 initial Convertible Note made by PNG in favor of Earth Biofuels, Inc on June 5, 2008 [Sic] (subsequently assigned; See 10.9.2 through 10.9.5 below)***
10.9.2	12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of Castlerigg PNG Investments LLC, initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008
10.9.3	12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of Portside Growth & Opportunity Funds, initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008
10.9.4
12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio, initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008

10.9.5	12% Convertible Note of PNG Ventures, Inc. made by PNG in favor of YA Global Investments L.P. , which was initially issued to Earth Biofuels on June 5, 2008 and transferred on June 26, 2008
10.10
Intercreditor Agreement by and between Greenfield Commercial Credit, LLC as Revolving Lender, Black Forest International, LLC and New Earth LNG, LLC, a Deelaware limited liability company dated as of June 30, 2008.

10.11	Guaranty Agreement by PNG, New Earth LNG and each of its subsidiaries in favor of Black Forest International, LLC, with respect to Black Forest Note.
10.12
Subordination and Intercreditor Agreement between Black Forest International, LLC, Fourth Third, LLC PNG and New Earth LNG, LLC and its subsidiaries with respect to 12% Secured Subordinated Convertible Promissory Note issued to Black Forest (the "Black Forest Note")

10.13	General Security Agreement by PNG in favor of Black Forest International, LLC, with respect to $626,250 12% Convertible Promissory Note issued to Black Forest International, LLC.
10.14	Black Forest Acknowledgement and Consent to Amendment to Credit Agreement No. 1.
10.15	Contribution Agreement between Earth LNG, Inc. and New Earth LNG, LLC, dated as of June 23, 2008, relating to transfer to New Earth LNG, LLC of all assets of Earth LNG, Inc.
11.1	Statement of computation of Earnings Per Share
21.1	Subsidiaries (direct and indirect) of Registrant.

*Incorporated by reference from original filing of Current Report on Form 8-K, Dated June 30, 2008, as filed on July 3, 2008.
**Incorporated by reference from Current Report on Form 8-K, Date of Event June 26, 2008, as filed on July 2, 2008.
***Incorporated by reference from Current Report on Form 8-K, Date of Event June 6, 2008, as filed on June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures Inc.

Dated: August 6, 2008	By:	/s/ Kevin Markey
Kevin Markey, Chief Executive Officer, Principal Accounting Officer and Principal Financial Officer

Dated: August 6, 2008	By:	/s/Luis J. Leung
Luis J. Leung, Director

Dated: August 6, 2008	By:	/s/ John Devenny
John Devenny, Director

EARTH LNG, INC.

CONSOLIDATED FINANCIAL STATEMENTS
(WITH REGISTERED INDEPENDENT AUDITOR’S REPORT THEREON)
MARCH 31, 2008

Earth LNG, Inc.

Page 3
Page 4
Consolidated Statement of Changes in Stockholder’s Equity for the three months ended March 31, 2008	Page 5
Consolidated Statement of Cash Flow for the three months ended March 31, 2008	Page 6
Notes to Consolidated Financial Statements	Pages 7-12

Montgomery Coscia Greilich LLP
Certified Public Accountants
2701 Dallas Parkway, Suite 300
Plano, Texas 75093
972.378.0400 p
972.378.0416 f

Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Chris C. Johnson, CPA J. Brian Simpson, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earth LNG, Inc.
Dallas, Texas

We have reviewed the accompanying balance sheet of Earth LNG, Inc. as of March 31, 2008, and the related statements of operations, changes in stockholder’s equity and cash flows for the three-month period ended March 31, 2008.  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/S/

Montgomery Coscia Greilich LLP
June 18, 2008
Plano, Texas

Earth LNG, Inc.
CONSOLIDATED BALANCE SHEET
March 31, 2008
($ in thousands except share amounts)

ASSETS
Current Assets
Cash	$87
Trade accounts receivable, net of allowances of $31	2026
Inventory, finished goods	37
Prepaid expense and other current asset	1,352
Total current assets	3,502

Property, plant and equipment, net	8,663
Goodwill	35,533
Prepaid and other long term assets	1,009
Total Assets	$48,707

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$5,433
Line of credit	1,376
Notes payable	18,750
Income taxes	17,462
Advances from affiliate	50
Total current liabilities	43,071

Total Liabilities	43,071

Stockholders’ Equity
Preferred stock, $1.00 par value, 25,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $.01 par value, 200,000,000 shares authorized, 25,000,000 shares issued and outstanding	250
Additional paid-in capital	39,050
Note receivable from shareholder	(16,663)
Accumulated deficit	(17,001)
5,636
Total Liabilities and Stockholders’ Equity	$48,707

See accompanying notes to consolidated financial statements
3

Earth LNG, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2008
 ($ in thousands except share amounts)

Revenue:
Sales revenue	$7,421
Cost of sales	5,984
Gross profit	1,437

Operating Expenses:
Compensation	293
Other selling, general and administrative	596
Depreciation	376
Total operating expenses	1,265

Net income from operations	172

Other income (expense)
Interest expense	(1,649)
Other income	11
Total other income (expense)	(1,638)

Net loss before income tax provision	(1,466)

Basic and diluted income (loss) per common share:
Net loss per share	$(0.06)
Weighted-average shares	25,000,000

See accompanying notes to consolidated financial statements
4

Earth LNG, Inc.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2008
($ in thousands except share amounts)

	Common Stock Shares	Common Stock at Par	Additional Paid-in Capital	Accumulated Deficit	Notes Receivable from Affiliates	Total

Balance December 31, 2007	25,000,000	$250	$39,050	$(15,535)	$(13,562)	$10,203
Parent and affiliate notes receivable	—	—	—	—	(3,101)	(3,101)
Net loss	—	—	—	(1,466)	—	(1,466)
Balance March 31, 2008	25,000,000	$250	$39,050	$(17,001)	$(16,663)	$5,636

See accompanying notes to consolidated financial statements
5

Earth LNG, Inc.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2008
($ in thousands except share amounts)

Cash Flows from Operating Activities:
Net Loss	$(1,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	376
Amortization of deferred financing fees	226
Changes in assets and liabilities:
Decrease (increase) in:
Trade accounts receivable	519
Prepaid and other current assets	1,110
Inventory	(5)
Increase (decrease) in:
Accounts payable and accrued expenses	2,763
Net cash provided by operating activities	3,523

Cash Flows From Investing Activities:
Notes receivable for monies advanced to related parties	(3,101)
Repayments of advances from affiliates	(203)
Net cash used in investing activities	(3,304)

Cash Flows From Financing Activities:
Line of credit-net of borrowings	(132)
Net cash used in financing activities	(132)

Net increase (decrease) in cash	87
Cash and cash equivalents
Beginning of period	—
End of period	$87

Supplemental Cash Flow Disclosures:
Cash paid for income taxes	$—
Cash paid for interest	$944

See accompanying notes to consolidated financial statements

6

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008

NOTE 1 — BASIS OF PRESENTATION

Earth LNG, Inc. (the “Company”) is a wholly owned subsidiary of Earth Biofuels, Inc. (“EBOF”). On November 22, 2006, Earth Biofuels, Inc. acquired all of the issued and outstanding shares of Apollo LNG, Inc (the “LNG Business”) in exchange for 18,844,222 shares of EBOF’s common stock as consideration. The LNG Business had been previously acquired by EBOF’s parent Apollo Resources International, Inc. (“Apollo Resources”) on December 7, 2005, with an effective date of December 1, 2005. The shares were contributed to a newly formed company named Earth LNG Inc.  The business combination was recorded as a pooling due to common ownership.  The primary operations are located in Arizona and California.  The primary asset of the Company is a liquefied natural gas (LNG) processing facility and related equipment located in Topock, Arizona. This facility has the capacity to produce approximately 86,000 gallons of LNG per day.

NOTE  2 — GOING CONCERN AND MANAGEMENT PLANS (UNAUDITED)

During 2007, EBOF defaulted under its $52.5 million senior unsecured notes indenture. Subsequent to the quarter ended June 30, 2007, these note holders filed with the bankruptcy courts a Chapter 7 – Involuntary Liquidation against EBOF. On November 14, 2007, EBOF negotiated and executed a settlement agreement (the “Agreement”) with the above note holders.  The Agreement required the creditors to dismiss their petition of bankruptcy. Under the terms of the Agreement, EBOF and subsidiaries granted certain security interests to the creditors and will execute a restructuring plan within 180 days.

The Company intends to transfer its liquid natural gas operating assets and liabilities that comprise the business to a newly formed entity, and subsequently execute a share exchange agreement (the “Share Exchange”) with an existing public company, and to seek approximately additional working capital.  In connection with, and as a condition to, the Share Exchange, the Company will be released as a guarantor of the EBOF notes of $52.5 million in consideration for having provided the note holders with a security interest in EBOF.

We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy.  Based on our 2008 business plan, which includes cash flows from operations and net proceeds from new equity investors, we expect to continue as a going concern.    There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements and the supporting and supplemental material are the responsibility of the management of the Company.

Principles of Consolidation — The financial statements include the accounts of Earth LNG, Inc. and it’s wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

7

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES, Continued

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates included in the accompanying financial statements include the value of the goodwill asset of $35,533,000, realization of notes receivable from shareholders of $13,562,000 and income tax liabilities of $17,233,000.  Actual results could differ from those estimates.

Fair Market Value of Financial Instruments— The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying amounts in the financial statements. The Company’s financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are carried at cost, which approximates fair value. We hold cash and cash equivalents at several major financial institutions, which often exceed Federal Deposit Insurance Corporation (“FDIC”)-insured limits. Historically, we have not experienced any losses due to such concentration of credit risk.

Accounts Receivable — Accounts receivable are recorded at net realizable value, which includes an allowance for estimated uncollectible accounts to reflect any loss anticipated on the collection of accounts receivable balances. The Company uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current status of existing receivables and estimate as to their collect ability.   We calculate the allowance based on our history of write-offs, level of past due accounts and economic status of the customers.

Inventory — Inventories of fuel purchased and manufactured are stated at the lower of cost (on a first-in, first-out, moving-average basis) or market. Inventories consist of liquefied natural gas.

Property, Plant and Equipment — Property, plant and equipment are carried at cost. Depreciation of property, plant and equipment is provided using the straight line method at rates based on the estimated useful lives. The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repairs items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Notes Receivable from Parent and Affiliates  — Notes receivable from Parent and Affiliates consist of advances made to EBOF and Apollo Resources pursuant to inter-company credit agreements. The notes are due upon demand and consist of market interest rates ranging from 6% to 15%. Amounts advanced to related parties were used to fund operations and investments. . The amounts due from the parent totaling $16.7 million was reflected as a reduction in equity in conformity with the EITF 85-1 and SAB Topic 4-G, which requires that notes or other receivables from a parent or another affiliate be treated as a deduction from stockholders’ equity in the balance sheet. In addition, during the three months ended March 31, 2008, LNG executed a purchase agreement with Apollo Resources, whereby Apollo Resources is responsible for purchasing natural gas at daily natural gas spot prices.  In connection with this agreement receivables increased by approximately $1.3 million for the three months ended March 31, 2008, and is included in the above total of $16.7 million.

Impairment of Long-Lived Assets  — In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

8

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008

  NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES, Continued

Goodwill and Other Intangible Assets — The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets are required to be tested at least on an annual basis for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value.  The Company assesses goodwill for impairment by periodically comparing the fair value of its reporting units to their carrying amounts to determine if there is potential impairment. Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values as appropriate. The fair value of definite lived intangible assets is determined by using a “relief from royalty” approach.  The Company selected December 31, as the date of valuation. We performed our annual tests of goodwill as of December 31, 2007, and there was no impairment indicated.

Revenue — Revenues consist of liquefied natural gas which is sold to end users and is recognized based on actual volumes of LNG sold.  Revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition” (“SAB 104”), when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is probable, delivery of a product has occurred and title and risk of loss has transferred or services have been rendered.  Revenues include shipping and handling costs billed to the customers.

Cost of Product Sales —   Cost of sales consists primarily of raw materials costs incurred to produce LNG. Shipping and handling costs are included as a component of costs of product sales in our consolidated statements of operations because we include in revenue the related costs that we bill our customers.

Income Taxes — The Company files a consolidated federal tax return with EBOF.  Income taxes are allocated to each member in the consolidated group based on the taxable temporary differences of each member using the asset and liability method of accounting.  Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Net Loss Per Common Share — Basic and diluted net loss per common share are presented in conformity with the SFAS No. 128, “Earnings Per Share”. Basic net income per share is computed by dividing net income available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator).  Diluted net income per share is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year. There were no outstanding options and warrants and thus were not included in the computation of diluted loss per share.

Significant Concentrations — Financial instruments that potentially subject us to a concentration of credit risk consist principally of trade accounts receivable. We perform ongoing credit evaluations of our customers and generally do not require collateral on accounts receivable, as the majority of our customers are government entities.  We maintain reserves for potential credit losses, but historically have not experienced any significant losses related to any particular geographic area.

Municipal customers represent approximately 42% of the consolidated revenues of the Company. Total sales to these customers for the three months ended March 31, 2008 was approximately $3.1 million.

NOTE 4 — INVENTORIES

Inventories consisted of finished goods inventory totaling approximately $37,000 at March 31, 2008.

9

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008

NOTE 5 — PREPAIDS AND OTHER ASSETS

Prepaids and other assets consist of the following at March 31, 2008:

Description	Total (In thousand)
Deferred financing fees	$1,668
Deposits for raw materials	607
Prepaid interest and other assets	86
Total	2,361
Less current portion	(1,352)
Long term prepaids and other assets	$1,009

NOTE 6 — INTANGIBLE ASSETS

The Company’s acquisition of the LNG Business was accounted for under the pooling method, in accordance with FAS 141, “Business Combinations”, due to the LNG Business was a wholly owned subsidiary of Earth Biofuels, Inc.’s parent company.  As a result, the Company recorded the acquired net assets at historical cost basis.  Included in net assets was $25 million of goodwill related to the Apollo Resources acquisition of the LNG Business.  In addition and as discussed further in Note 10 – Income Tax, $11.5 million was recorded to goodwill based income tax uncertainties that existed at the original acquisition by Apollo Resources, resulting in total goodwill of approximately $35.5 million as of March 31, 2008.

NOTE 7 — PROPERTY AND EQUIPMENT

Property, plant and equipment as of March 31, 2008, consist of the following:

Description	Total (In Thousands)
Buildings and improvements	$8,040
Fixtures and equipment	10,601
Total cost	18,641
Accumulated Depreciation	(9,978)
Net property, plant and equipment	$8,663

Depreciation expense for the twelve months ended March 31, 2008 was approximately $376,000.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets as follows:

Furniture and fixtures	5-7 Years
Machinery and equipment	5-10 Years
Gas plant	15 Years

NOTE 8 — AFFILIATE TRANSACTIONS

This affiliate was the prior owner of the LNG Business and is currently an investor in EBOF and Apollo Resources.  This affiliate provides shipping services of LNG to various customers.  Total shipping costs incurred during the three months ended March 31, 2008 using this affiliates was approximately $1.2 million.  As of March 31, 2008, the Company had a deposit with this affiliate totaling $450,000 which is included in prepaid and other long-term assets, accounts payable due this affiliate vendor totaling $594,000 and advances payable to this affiliate totaling $50,419.

10

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008

NOTE 9 — LINE OF CREDIT AND NOTES PAYABLE

On February 28, 2007 and March 1, 2007, the Company obtained entered into credit facilities agreements totaling $15 million and $5 million, respectively. The $15 million term loan is due and payable in 3 years, with interest accruing at LIBOR plus 10% (15% at December 31, 2007) and payable monthly in advance.  The loan is secured by the Company’s plant facility in Topock, Arizona. The $5 million revolving credit facility is advanced at the rate of 85% of accounts receivable. Interest of prime plus 2% is payable monthly. In October 2007, the Company amended and increased its existing debt facilities by $3,750,000.

In connection with these facilities interest reserves were escrowed for interest payments. Included in prepaid and other current assets is $26 of restricted cash for interest payments.

In connection with this credit facility, EBOF executed a Warrant Purchase and Registration Right agreement allowing the lender to purchase of up to 13,549,816 common shares of EBOF at $.36 per share for 10 years. At the date of original issuance, the warrants had a relative fair value of $3,674,702.  Subsequently, the lenders exchanged their rights to purchase the warrants of EBOF in lieu of additional fees totaling $3 million payable by the Company. These fees are payable at maturity of the debt and are being accreted into interest expense monthly. Accrued financing fees of $963,078 are included in accounts payable and accrued expenses at March 31, 2008.

The Company is not in compliance with its fixed charge ratios and advances to subsidiaries debt covenants at March 31, 2008.  The debt is callable by the lender and as a result is included in current liabilities.

NOTE 10 — INCOME TAXES

In 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”).  As such, the Company has determined that certain additional tax liabilities relating to a supply contract relating to the Apollo Resources purchase of the LNG Business in December 2005 should be recorded in the accompanying financial statements totaling $15,415,000, of which $11,550,000 was recorded as an addition to goodwill, $1,641,000 represent current period interest and $2,224,000 represents prior period estimated penalties and interest. In addition, approximately $1,818,000 was recorded during the year ended 2006 relating to this liability.  The Company will adjust the accrual for this tax contingency in the period that the facts and circumstances warrant or the liability is settled with taxing authorities.

The net deferred tax assets generated by loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $9.6 million as of March 31, 2008, and will expire in the years 2024 through 2027. The valuation allowance for deferred tax assets was increased by approximately $514,000 during the three months ended March 31, 2008.

NOTE 11 — COMMITMENTS AND CONTINGENICIES

On March 23, 2007, EBOF obtained a $9 million term loan facility. The principal amount is due in 3 years with interest payable at LIBOR plus 1,000 basis points. The loan is secured by the Durant plant facility in Durant, Oklahoma, and guaranteed by the Company.

The Company’s parent EBOF has incurred significant losses from operations and as of March 31, 2008 and has limited financial resources.  On July 11, 2007, the note holders of EBOF’s $52.5 million private placement offering dated July 24, 2006 filed with the bankruptcy courts a Chapter 7 – Involuntary Liquidation of EBOF.  On November 14, 2007, EBOF negotiated and executed an Interim Settlement Agreement and Release (the “Agreement”) with the note holders who had petitioned for the involuntary bankruptcy against EBOF.  The bankruptcy petition was dismissed on December 10, 2007 and EBOF is currently negotiating a settlement agreement with the note holders.  In connection with the Agreements, the Company became a guarantor of this debt.

The Company has recorded a contingent tax liability totaling $17,462,000 in connection with its purchase of the LNG Business in December 2005 as disclosed in Note 10.  This tax liability increased $229,000 in the three months ended March 31, 2008 due to accrued interest.

11

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008

NOTE 11 — COMMITMENTS AND CONTINGENICIES, continued

The Company’s term note totaling $18,750,000 and its line of credit totaling $1,376,000 is currently callable by the lender because the Company is not in compliance with certain loan covenants at March 31, 2008.

The Company provides substantial support to EBOF and Apollo Resources in the form of cash advances.  Accordingly, additional advances maybe required due to EBOF’s limited resources and significant secured and unsecured liabilities.

NOTE 12 — SUBSEQUENT EVENTS

In June 2008, the Company amended and restated the term debt facilities, increasing the amount to $34 million.  This was pursuant the above noted restructuring plan.

12

EARTH LNG, INC.

CONSOLIDATED FINANCIAL STATEMENTS
(WITH REGISTERED INDEPENDENT AUDITOR’S REPORT THEREON)
DECEMBER 31, 2007

Earth LNG, Inc.

Report of Independent Registered Public Accounting Firm	Page 2
Consolidated Balance Sheet as of December 31, 2007	Page 3
Consolidated Statement of Operations for the Year Ended December 31, 2007	Page 4
Consolidated Statement of Stockholders’ Equity for the Year Ended December 31, 2007	Page 5
Consolidated Statement of Cash Flow for the Year Ended December 31, 2007	Page 6
Notes to Consolidated Financial Statements	Pages 7-12

Montgomery Coscia Greilich LLP
Certified Public Accountants
2701 Dallas Parkway, Suite 300
Plano, Texas 75093
972.378.0400 p
972.378.0416 f

Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Chris C. Johnson, CPA J. Brian Simpson, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earth LNG, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Earth LNG, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Earth LNG Inc. and Subsidiaries, as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with U.S generally accepted accounting principles.

/S/

Montgomery Coscia Greilich LLP
June 18, 2008
Plano, Texas

Earth LNG, Inc.
CONSOLIDATED BALANCE SHEET
December 31, 2007
($ in thousands except share amounts)

ASSETS
Current Assets
Trade accounts receivable, net of allowances of $30	$2,545
Inventory, finished goods	32
Prepaid expense and other current asset	1,814
Total current assets	4,391

Property, plant and equipment, net	9,033
Goodwill	35,533
Prepaid and other long term assets	1,889
Total Assets	$50,846

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,899
Line of credit	1,508
Notes payable	18,750
Income taxes	17,233
Advances from affiliate	253
Total current liabilities	40,643

Total Liabilities	40,643

Stockholders’ Equity
Preferred stock, $1.00 par value, 25,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $.01 par value, 200,000,000 shares authorized, 25,000,000 shares issued and outstanding	250
Additional paid-in capital	39,050
Note receivable from shareholder	(13,562)
Accumulated deficit	(15,535)
10,203
Total Liabilities and Stockholders’ Equity	$50,846

See accompanying notes to consolidated financial statements
3

Earth LNG, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 2007
 ($ in thousands except share amounts)

Revenue:
Sales revenue	$26,068
Cost of sales	20,876
Gross profit	5,192

Operating Expenses:
Compensation	992
Other selling, general and administrative	2,363
Depreciation	1,734
Total operating expenses	5,089

Net income from operations	103

Other income (expense)
Interest expense	(3,519)
Other income	(219)
Total other income (expense)	(3,738)

Net loss before income tax provision	(3,635)

Income tax provision	(1,641)

Net loss	$(5,276)

Basic and diluted income (loss) per common share:
Net loss per share	$(0.21)
Weighted-average shares	25,000,000

See accompanying notes to consolidated financial statements
4

Earth LNG, Inc.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Twelve Months Ended December 31, 2007
($ in thousands except share amounts)

	Common Stock Shares	Common Stock at Par	Additional Paid-in Capital	Accumulated Deficit	Notes Receivable from Affiliates	Total

Balance December 31, 2006	25,000,000	$250	$39,050	$(8,034)	$—	$31,266
Cumulative adjustment to retained earnings for FIN 48 income tax liabilities	—	—	—	(2,225)	—	(2,225)
Balance December 31, 2006 after cumulative adjustment for acquisition tax liabilities (Note 10__)	—	250	39,050	(10,259)	—	29,041
Parent and affiliate notes receivable	—	—	—	—	(13,562)	(13,562)
Net loss	—	—	—	(5,276)	—	(5,276)
Balance December 31, 2007	25,000,000	$250	$39,050	$(15,535)	$(13,562)	$10,203

See accompanying notes to consolidated financial statements
5

Earth LNG, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2007
($ in thousands except share amounts)

Cash Flows from Operating Activities:
Net Loss	$(5,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,734
Amortization of deferred financing fees	539
Changes in assets and liabilities:
Decrease (increase) in:
Trade accounts receivable	182
Inventory	48
Increase (decrease) in:
Accounts payable and accrued expenses	4,209
Net cash provided by operating activities	1,436

Cash Flows From Investing Activities:
Notes receivable for monies advanced to related parties	(9,670)
Purchases of property and equipment	(8)
Repayments of advances from affiliates	(3,646)
Cash paid for deposits	(494)
Net cash used in investing activities	(13,818)

Cash Flows From Financing Activities:
Line of credit-net of borrowings	(4,171)
Increase in term debt payable	18,750
Cash paid for financing fees	(2,429)
Net cash provided by financing activities	12,150

Net increase (decrease) in cash	(232)
Cash and cash equivalents
Beginning of period	232
End of period	$—

Supplemental Cash Flow Disclosures:
Cash paid for income taxes	$—
Cash paid for interest	$2,772
Non-Cash Investing and Financing Activities:
Goodwill changes related to FIN 48 tax liability	11,550

See accompanying notes to consolidated financial statements

6

Earth LNG, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 1 — BASIS OF PRESENTATION

Earth LNG, Inc. (the “Company”) is a wholly owned subsidiary of Earth Biofuels, Inc. (“EBOF”). On November 22, 2006, Earth Biofuels, Inc. acquired all of the issued and outstanding shares of Apollo LNG, Inc (the “LNG Business”) in exchange for 18,844,222 shares of EBOF’s common stock as consideration. The LNG Business had been previously acquired by EBOF’s parent Apollo Resources on December 7, 2005, with an effective date of December 1, 2005. The shares were contributed to a newly formed company named Earth LNG Inc.  The business combination was recorded as a pooling due to common ownership.  The primary operations are located in Arizona and California.  The primary asset of the Company is a liquefied natural gas (LNG) processing facility and related equipment located in Topock, Arizona. This facility has the capacity to produce approximately 86,000 gallons of LNG per day.

 NOTE  2 — GOING CONCERN AND MANAGEMENT PLANS (UNAUDITED)

During 2007, EBOF defaulted under its $52.5 million senior unsecured notes indenture. Subsequent to the quarter ended June 30, 2007, these note holders filed with the bankruptcy courts a Chapter 7 – Involuntary Liquidation against EBOF. On November 14, 2007, EBOF negotiated and executed a settlement agreement (the “Agreement”) with the above note holders.  The Agreement required the creditors to dismiss their petition of bankruptcy. Under the terms of the Agreement, EBOF and subsidiaries granted certain security interests to the creditors and will execute a restructuring plan within 180 days.

The Company intends to transfer its liquid natural gas operating assets and liabilities that comprise the business to a newly formed entity, and subsequently execute a share exchange agreement (the “Share Exchange”) with an existing public company, and to seek approximately additional working capital.  In connection with, and as a condition to, the Share Exchange, the Company will be released as a guarantor of the EBOF notes of $52.5 million in consideration for having provided the note holders with a security interest in EBOF.

We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy.  Based on our 2008 business plan, which includes cash flows from operations and net proceeds from new equity investors, we expect to continue as a going concern.    There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.
NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements and the supporting and supplemental material are the responsibility of the management of the Company.

Principles of Consolidation — The financial statements include the accounts of Earth LNG, Inc. and it’s wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates included in the accompanying financial statements include the value of the goodwill asset of $35,533,000, realization of notes receivable from shareholders of $13,562,000 and income tax liabilities of $17,233,000.  Actual results could differ from those estimates.

7

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES, Continued

Fair Market Value of Financial Instruments— The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying amounts in the financial statements. The Company’s financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are carried at cost, which approximates fair value. We hold cash and cash equivalents at several major financial institutions, which often exceed Federal Deposit Insurance Corporation (“FDIC”)-insured limits. Historically, we have not experienced any losses due to such concentration of credit risk.

Accounts Receivable — Accounts receivable are recorded at net realizable value, which includes an allowance for estimated uncollectible accounts to reflect any loss anticipated on the collection of accounts receivable balances. The Company uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current status of existing receivables and estimate as to their collect ability.   We calculate the allowance based on our history of write-offs, level of past due accounts and economic status of the customers.

Inventory — Inventories of fuel purchased and manufactured are stated at the lower of cost (on a first-in, first-out, moving-average basis) or market. Inventories consist of liquefied natural gas.

Property, Plant and Equipment — Property, plant and equipment are carried at cost. Depreciation of property, plant and equipment is provided using the straight line method at rates based on the estimated useful lives. The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repairs items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Notes Receivable from Parent and Affiliates  — Notes receivable from Parent and Affiliates consist of advances made to EBOF and Apollo Resources pursuant to inter-company credit agreements. The notes are due upon demand and consist of market interest rates ranging from 6% to 15%. Amounts advanced to related parties were used to fund operations and investments. . The amounts due from the parent totaling $13.5 million was reflected as a reduction in equity in conformity with the EITF 85-1 and SAB Topic 4-G, which requires that notes or other receivables from a parent or another affiliate be treated as a deduction from stockholders’ equity in the balance sheet.

 Impairment of Long-Lived Assets  — In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Goodwill and Other Intangible Assets — The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets are required to be tested at least on an annual basis for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value.  The Company assesses goodwill for impairment by periodically comparing the fair value of its reporting units to their carrying amounts to determine if there is potential impairment. Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values as appropriate. The fair value of definite lived intangible assets is determined by using a “relief from royalty” approach.  The Company selected December 31, as the date of valuation. We performed our annual tests of goodwill as of December 31, 2007, and there was no impairment indicated.

 8

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES, Continued

Revenue — Revenues consist of liquefied natural gas which is sold to end users and is recognized based on actual volumes of LNG sold.  Revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition” (“SAB 104”), when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is probable, delivery of a product has occurred and title and risk of loss has transferred or services have been rendered.  Revenues include shipping and handling costs billed to the customers.

Cost of Product Sales —   Cost of sales consists primarily of raw materials costs incurred to produce LNG. Shipping and handling costs are included as a component of costs of product sales in our consolidated statements of operations because we include in revenue the related costs that we bill our customers.

Income Taxes — The Company files a consolidated federal tax return with EBOF.  Income taxes are allocated to each member in the consolidated group based on the taxable temporary differences of each member using the asset and liability method of accounting.  Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Net Loss Per Common Share — Basic and diluted net loss per common share are presented in conformity with the SFAS No. 128, “Earnings Per Share”. Basic net income per share is computed by dividing net income available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator).  Diluted net income per share is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year. There were no outstanding options and warrants and thus were not included in the computation of diluted loss per share for the twelve months ended December 31, 2007.

Significant Concentrations — Financial instruments that potentially subject us to a concentration of credit risk consist principally of trade accounts receivable. We perform ongoing credit evaluations of our customers and generally do not require collateral on accounts receivable, as the majority of our customers are government entities.  We maintain reserves for potential credit losses, but historically have not experienced any significant losses related to any particular geographic area.

Municipal customers represent approximately 46% of the consolidated revenues of the Company. Total sales to these customers for the twelve months ended December 31, 2007 was approximately $11.9 million.

NOTE 4 — INVENTORIES

Inventories consisted of finished goods inventory totaling $32,000 at December 31, 2007.

NOTE 5 — PREPAIDS AND OTHER ASSETS

Prepaids and other assets consist of the following at December 31, 2007:

Description	Total (In thousand)
Deferred financing fees	$1,896
Deposits for raw materials	987
Prepaid interest and other assets	820
Total	3,703
Less current portion	(1,814)
Long term prepaids and other assets	$1,889

9

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 6 — INTANGIBLE ASSETS

The Company’s acquisition of the LNG Business was accounted for under the pooling method, in accordance with FAS 141, “Business Combinations”, due to the LNG Business was a wholly owned subsidiary of Earth Biofuels, Inc.’s parent company.  As a result, the Company recorded the acquired net assets at historical cost basis.  Included in net assets was $25 million of goodwill related to the Apollo Resources acquisition of the LNG Business.  In addition and as discussed further in Note 10 – Income Tax, $11.5 million was recorded to goodwill based income tax uncertainties that existed at the original acquisition by Apollo Resources, resulting in total goodwill of approximately $35.5 million as of December 31, 2007.

NOTE 7 — PROPERTY AND EQUIPMENT

Property, plant and equipment as of December 31, 2007, consist of the following:

Description	Total (In Thousands)
Buildings and improvements	$8,040
Fixtures and equipment	10,241
Total cost	18,281
Accumulated Depreciation	(9,248)
Net property, plant and equipment	$9,033

Depreciation expense for the twelve months ended December 31, 2007 was approximately $1.7  million.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets as follows:

Furniture and fixtures	5-7 Years
Machinery and equipment	5-10 Years
Gas plant	15 Years

NOTE 8 — AFFILIATE TRANSACTIONS

This affiliate was the prior owner of the LNG Business and is currently an investor in EBOF and Apollo Resources.  This affiliate provides shipping services of LNG to various customers.  Total shipping costs incurred during the twelve months ended December 31, 2007 using this affiliates was approximately $4.8 million.  As of December 31, 2007, the Company had a deposit with this affiliate totaling $450,000 which is included in prepaid and other long-term assets, accounts payable due this affiliate vendor totaling $27,733 and advances payable to this affiliate totaling $253,000.

NOTE 9 — LINE OF CREDIT AND NOTES PAYABLE

On February 28, 2007 and March 1, 2007, the Company obtained entered into credit facilities agreements totaling $15 million and $5 million, respectively. The $15 million term loan is due and payable in 3 years, with interest accruing at LIBOR plus 10% (15% at December 31, 2007) and payable monthly in advance.  The loan is secured by the Company’s plant facility in Topock, Arizona. The $5 million revolving credit facility is advanced at the rate of 85% of accounts receivable. Interest of prime plus 2% is payable monthly. In October 2007, the Company amended and increased its existing debt facilities by $3,750,000.

In connection with these facilities interest reserves were escrowed totaling $2,812,500 for interest payments due the first twelve months.  Included in prepaid and other current assets is $835,707 of restricted cash for interest payments.

10

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 9 — LINE OF CREDIT AND NOTES PAYABLE, continued

In connection with this credit facility, EBOF executed a Warrant Purchase and Registration Right agreement allowing the lender to purchase of up to 13,549,816 common shares of EBOF at $.36 per share for 10 years. At the date of original issuance, the warrants had a relative fair value of $3,674,702.  Subsequently, the lenders exchanged their rights to purchase the warrants of EBOF in lieu of additional fees totaling $3 million payable by the Company. These fees are payable at maturity of the debt and are being accreted into interest expense monthly. Accrued financing fees of $716,263 are included in accounts payable and accrued expenses at December 31, 2007.

The Company is not in compliance with its fixed charge ratios and advances to subsidiaries debt covenants at December 31, 2007.  The debt is callable by the lender and as a result is included in current liabilities.

NOTE 10 — INCOME TAXES

In 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”).  As such, the Company has determined that certain additional tax liabilities relating to a supply contract relating to the Apollo Resources purchase of the LNG Business in December 2005 should be recorded in the accompanying financial statements totaling $15,415,000, of which $11,550,000 was recorded as an addition to goodwill, $1,641,000 represent current period interest and $2,224,000 represents prior period estimated penalties and interest. In addition, approximately $1,818,000 was recorded during the year ended 2006 relating to this liability.  The Company will adjust the accrual for this tax contingency in the period that the facts and circumstances warrant or the liability is settled with taxing authorities.

Additionally, the Company has net deferred tax assets calculated at an expected rate of 35% of approximately $2.8  million. As the ultimate realization of this net tax asset is uncertain, the Company has provided a valuation allowance for the entire amount at December 31, 2007.

The net deferred tax assets generated by loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $8.1 million as of December 31, 2007, and will expire in the years 2024 through 2027.  The valuation allowance for deferred tax assets was increased by approximately $1.8 million during the year ended December 31, 2007.

NOTE 11 — COMMITMENTS AND CONTINGENICIES

On March 23, 2007, EBOF obtained a $9 million term loan facility. The principal amount is due in 3 years with interest payable at LIBOR plus 1,000 basis points. The loan is secured by the Durant plant facility in Durant, Oklahoma, and guaranteed by the Company.

The Company’s parent EBOF has incurred significant losses from operations and as of December 31, 2007, has limited financial resources.  On July 11, 2007, the note holders of EBOF’s $52.5 million private placement offering dated July 24, 2006 filed with the bankruptcy courts a Chapter 7 – Involuntary Liquidation of EBOF.  On November 14, 2007, EBOF negotiated and executed an Interim Settlement Agreement and Release (the “Agreement”) with the note holders who had petitioned for the involuntary bankruptcy against EBOF.  The bankruptcy petition was dismissed on December 10, 2007 and EBOF is currently negotiating a settlement agreement with the note holders.  In connection with the Agreements, the Company became a guarantor of this debt.

The Company has recorded a contingent tax liability totaling $17,233,000 in connection with its purpose of the LNG Business in December 2005 as disclosed in Note 10.

The Company’s term note totaling $18,750,000 and its line of credit totaling $1,508,000 is currently callable by the lender because the Company is not in compliance with certain loan covenants at December 31, 2007.

11

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007

NOTE 11 — COMMITMENTS AND CONTINGENICIES, continued

The Company provides substantial support to EBOF and Apollo Resources in the form of cash advances.  Accordingly, additional advances maybe required due to EBOF’s limited resources and significant secured and unsecured liabilities.

NOTE 12 — SUBSEQUENT EVENTS

In June 2008, the Company amended and restated the term debt facilities, increasing the amount to $34 million.  This was pursuant the above noted restructuring plan.

12

Earth LNG, Inc.

Report of Independent Registered Public Accounting Firm	Page 2
Consolidated Balance Sheet as of December 31, 2006	Page 3
Consolidated Statement of Operations for the fiscal year ended December 31, 2006 and the one month ended December 1, 2005 (inception) to December 31, 2005	Page 4
Consolidated Statement of Stockholders’ Equity for the fiscal year ended December 31, 2006 and the one month ended December 1, 2005 (inception) to December 31, 2005	Page 5
Consolidated Statement of Cash Flow for the fiscal year ended December 31, 2006 and the one month ended December 1, 2005 (inception) to December 31, 2005	Page 6
Notes to Consolidated Financial Statements	Pages 7-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earth LNG, Inc.
Dallas, Texas

We have audited the accompanying consolidated balance sheet of Earth LNG, Inc. and subsidiaries as of December 31, 2006 and the related consolidated statement of operations, stockholders’ equity, and cash flow for the year ended December 31, 2006 and the one month ended December 1, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the PCAOB (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Earth LNG Inc. and Subsidiaries, as of December 31, 2006, and the results of its operations and its cash flow for the year ended December 31, 2006 and the one month ended December 1, 2005 (inception) to December 31, 2005 in conformity with U.S generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Earth LNG, Inc. and subsidiaries will continue as a going concern.  As discussed in Note 2 to the financial statements, Earth LNG, Inc. and subsidiaries has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about the company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf & Nilson
Bountiful, UT
April 11, 2007

Earth LNG, Inc.
CONSOLIDATED BALANCE SHEET
December 31, 2006
($ in thousands except share amounts)

ASSETS	Amount

Current Assets
Cash and cash equivalents	$232
Trade accounts receivable, net of allowances totaling $109	2,727
Inventory, finished goods	517
Prepaid expense and other current asset	776
Total Current Assets	4,252

Other Assets:
Property, Plant and equipment, net of accumulated depreciation of $7,294	10,359
Notes receivable from related parties	3,903
Goodwill	23,983
Prepaid and other long term assets	495
Total Other Assets	38,740

Total Assets	$42,992

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$330
Advances from related parties	3,899
Line of Credit	5,679
Income taxes payable	1,818
Total Current Liabilities	11,726

Total Liabilities	11,726

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $1.00 par value, 25,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $.001 par value, 200,000,000 shares authorized, 25,000,000 shares issued and outstanding	250
Additional paid-in capital	39,050
Accumulated deficit	(8,034)
Total Stockholders’ Equity	31,266

Total Liabilities and Stockholders’ Equity	$42,992

See accompanying notes to consolidated financial statements
3

Earth LNG, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
 ($ in thousands except share amounts)

	For the Year Ended December 31, 2006	For the one month ended December 1, 2005 (inception) to December 31, 2005

Revenue:
Sales revenue	$24,936	$2,813
Cost of sales	24,719	3,388
Gross profit	217	(575)

Operating Expenses:
Compensation	313	20
Other selling, general and administrative	3,708	358
Depreciation and amortization	1,477	76
Total operating expenses	5,498	454

Net loss from operations	(5,281)	(1,029)

Other income (expense)
Interest income	51	3
Gain on sale of fixed assets	1,023	—
Other expense	—	(10)
Interest expense	(916)	(57)
Total other income (expense)	158	(64)

Net loss before income taxes	(5,123)	(1,093)

Income tax expense	(1,818)	—

Net loss	$(6,941)	$(1,093)

Income (loss) per common share:
Basic and diluted
Net loss	$(0.28)	$(0.04)
Weighted-average shares	25,000,000	25,000,000

See accompanying notes to consolidated financial statements
4

Earth LNG, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2006 and the one month ended December 1, 2005 (inception) to December 31, 2005
($ in thousands except share amounts)

	Common Stock Shares	Common Stock at Par	Additional Paid in Capital	Accumulated Deficit	Totals

Balance December 1, 2005 (inception)	25,000,000	$250	35,250	—	$35,500
Net loss	—	$—	—	(1,093)	(1,093)
Balance December 31, 2005	25,000,000	$250	35,250	(1,093)	$34,407
Changes in goodwill related to acquisition	—	—	3,800	—	3,800
Net loss	—	$—	—	(6,941)	(6,941)
Balance December 31, 2006	25,000,000	$250	39,050	(8,034)	$31,266

See accompanying notes to consolidated financial statements
5

Earth LNG, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands except share amounts)

	For the Year Ended December 31, 2006	For the one month ended December 1, 2005 (inception) to December 31, 2005
Cash Flows from Operating Activities:
Net Loss	$(6,941)	$(1,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sales of fixed assets	(1,023)	—
Depreciation and amortization of intangibles	1,477	76
Changes in assets and liabilities:
Decrease (increase) in:
Trade accounts receivable	(2,630)	4,892
Inventory	(12)	54
Prepaid expenses & other current assets	1,342	(1,546)
Increase (decrease) in:
Accounts payable and accrued expenses	(1,355)	(9,576)
Income taxes payable	1,818	—
Net cash used in operating activities	(7,324)	(7,193)

Cash Flows From Investing Activities:
Notes receivable from related parties	(2,335)	178
Purchases of fixed assets	(942)	—
Proceeds from sale of fixed assets	1,023	—
Net cash provided by (used in) investing activities	(2,254)	178

Cash Flows From Financing Activities:	—	—
Related party advances	3,899	(1,931)
Line of Credit	983	5,942
Net cash provided by financing activities	4,882	4,011

Net increase (decrease) in cash	(4,756)	(3,004)
Cash and cash equivalents
Beginning of period	4,988	7,992
End of period	$232	$4,988

Supplemental Cash Flow Disclosures:
Cash paid for income taxes	—	$—
Cash paid for interest	825	$56

See accompanying notes to consolidated financial statements

6

Earth LNG, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

Earth LNG, Inc. is a wholly owned subsidiary of Earth Biofuels, Inc.. On November 22, 2006, Earth Biofuels, Inc. acquired all of the issued and outstanding shares of Apollo LNG, Inc (The “LNG Business”) in exchange for 18,844,222 shares of Earth’s common stock as consideration. The LNG Business had been previously acquired by Earth’s parent Apollo Resources on December 7, 2005, with an effective date of December 1, 2005. The shares were contributed to a newly formed company named Earth LNG Inc. (“LNG”). The primary operations are located in Arizona and California.

 On December 7, 2005, Apollo Resources, Inc entered into the production, distribution and sale of liquefied natural gas (lng) by completing the acquisition of Applied LNG Technologies USA, LLC (“ALT”), a Delaware limited liability company. Based in Amarillo, Texas, ALT is a provider of LNG to transportation, industrial and municipal markets in the western United States and portions of Mexico. To effect this transaction the Company formed a wholly owned subsidiary, Apollo LNG, Inc. (“Apollo LNG”), a Texas corporation. Apollo LNG purchased 100% of the membership units of ALT in exchange for 12,500,000 shares of Apollo LNG Series A $1.00 par value, 8.5% cumulative non-voting preferred stock and 12,500,000 shares of Apollo LNG Series B $1.00 par value, 8.5% cumulative non-voting preferred stock. The Series A preferred stock was convertible into voting common stock, par value $1.00, in Apollo LNG that represented 49% of the total issued and outstanding common stock of Apollo LNG at the time of conversion. The Series B preferred stock was convertible into voting common stock of the Company at a conversion price of $.40 per share.

In addition, on December 7, 2005, the Apollo Resources, Inc completed the acquisition of TxHLDM, Inc., a Texas corporation and it’s wholly owned subsidiary Arizona LNG, LLC (“Arizona LNG”), a Nevada limited liability company. The primary asset of Arizona LNG is an LNG processing facility and related equipment located in Topock, Arizona. This facility has the capacity to produce approximately 86,000 gallons of LNG per day. To effect this transaction the Company’s wholly owned subsidiary Apollo LNG purchased 100% interest in the aforementioned entities in exchange for $4.5 million in cash and a promissory note in the principal amount of $6 million, payable over six years.

LNG Sales and Production

Earth LNG, Inc is the largest producer and wholesaler of vehicle-quality lng in the Western United States and Mexico. Earth offers turnkey fuel solutions, including clean lng fuel (99% methane gas) and delivery, equipment storage, fuel dispensing equipment and fuel loading facilities. The plant where natural gas is liquefied is located in Topock, Arizona, where the insulated storage tanks are kept below ground. Feedstock sources for LNG include pipeline gas, landfill gas and virtually any other methane sources. The plant has a maximum capacity of 86,000 gallons per day – made from a daily input of about 7,000 MCF of conventional natural gas and is currently running at approximately 94% efficiency.  ALT purchases this LNG from Arizona LNG for distribution to its customers.

7

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

The Company’s per-month LNG sales are equal to over two-million gallons. About nine in ten of these gallons are made by Arizona LNG at the Topock, Arizona, plant. The residual is purchased by ALT on the open market. The number of gallons sold each month is stable and is expected to continue based on annual contracts for the foreseeable future. The plant facility is strategically located in close proximity to its primary metropolitan markets along the west coast to minimize transportation costs. The Company’s distribution of lng is accomplished through the largest and most effective lng distribution infrastructure in the industry. LNG has access to approximately 54 trailers, and over 50 customer locations for the 86,000 gallons per day market share. Government mandates, incentive programs, grants and tax credits encourage companies and municipalities to convert to the use of lng.  ALT has about 35 customers most of whom are on contract to buy a set number of gallons of lng, each month, for not less than one year. Typical buyers of LNG include companies that operate a fleet of trucks and municipalities that operate passenger busses, garbage trucks and fleets of public-service vehicles. ALT has several long-running customers of each kind. A small number of lng sales are made by ALT through mobile fueling stations. These fueling stations maintain equipment that ALT has leased. ALT has several long-running and high-volume customers primarily, located around Los Angeles, California; a region of dense population without an ample infrastructure of natural gas pipelines as found in comparable population concentrations elsewhere in the United States.

ALT began marketing LNG in the early 1990s and therefore maintains a competitive advantage over newer entrants into the LNG market.

2. GOING CONCERN AND MANAGEMENT PLANS

During the period ending December 31, 2006, the Company recorded a net loss of $6.9 million and has accumulated losses aggregating $8 million. The Company’s continued existence is dependent upon its ability to take advantage of acquisition opportunities, raise capital through private securities offerings, secure collateralized debt financing and use these sources of capital to grow and enhance its oil and gas production, gas pipeline transmission operations and its biodiesel and LNG sales and production.

We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy. Based on our current business plans, cash flows provided from operations during 2007 and after consideration of the net proceeds of $20 million from credit loan facilities in 2007 that we have sufficient funds to enable us to meet our planned operating needs for at least the twelve month period subsequent to the balance sheet date, December 31, 2006.

There can be no assurance that any of management’s plans as described above will be successfully implemented or that the Company will continue as a going concern.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements and the supporting and supplemental material are the responsibility of the management of Earth LNG, Inc.

Principles of Consolidation  — Earth LNG’s consolidated financial statements include the accounts of Earth LNG and it’s wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates  — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

8

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

Fair Market Value of Financial Instruments— The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities approximate their carrying amounts in the financial statements. The Company’s financial instruments include notes payable. The carrying value of notes payable approximates market value because the borrowing rate is similar to other financial instruments with similar terms.

Cash Equivalents  — Earth LNG considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  We consider all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value. We hold cash and cash equivalents at several major financial institutions, which often significantly exceed Federal Deposit Insurance Corporation (“FDIC”)-insured limits. Historically, we have not experienced any losses due to such concentration of credit risk.

Accounts Receivable  — We record accounts receivable at net realizable value, which includes an allowance for estimated uncollectible accounts to reflect any loss anticipated on the collection of accounts receivable balances. Earth LNG uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current status of existing receivables and estimate as to their collect ability.   We calculate the allowance based on our history of write-offs, level of past due accounts and economic status of the customers.

Inventory  — Inventories of fuel purchased and manufactured are stated at the lower of cost (on a first-in, first-out, moving-average basis) or market.

Property, Plant and Equipment  — Property, plant and equipment are carried at cost. Depreciation of property, plant and equipment is provided using the straight line method at rates based on the estimated useful lives. The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repairs items are charged to current operations . The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Notes Receivable  — At December 31, 2006 the amounts carried in notes receivable were considered by management to be collectible in full. In addition, the related interest features are at market rates and terms, and thus the amounts are stated at fair market value.

Impairment of Long-Lived Assets  — In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, Earth reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Earth assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Goodwill and Other Intangible Assets  — Earth LNG accounts for goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill and other intangible assets are periodically tested for impairment. Earth assesses goodwill for impairment by periodically comparing the fair value of its reporting units to their carrying amounts to determine if there is potential impairment. Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values as appropriate. The fair value of definite lived intangible assets is determined by using a “relief from royalty” approach.

9

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

Revenue  —  Revenues consist of  liquefied natural gas which is sold to end users, and is recognized based on actual volumes of lng sold. Revenue is recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition” (“SAB 104”), when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is probable, delivery of a product has occurred and title and risk of loss has transferred or services have been rendered.

Cost of Product Sales —   Cost of sales consists primarily of raw materials costs incurred to produce our product.
 Shipping and handling costs are included as a component of costs of product sales in our consolidated statements of operations because we include in revenue the related costs that we bill our customers.

Income Taxes  — Earth and its subsidiaries file a consolidated federal tax return. Income taxes are provided based upon the asset and liability method of accounting. Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Impairment of Long-Lived Assets — In accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, Earth reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Earth assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Net Loss Per Common Share — Basic and diluted net loss per common share are presented in conformity with the SFAS No. 128, “Earnings Per Share”. Basic net income per share is computed by dividing net income available to common shareholders (numerator) by the weighted average number of common shares outstanding during the year (denominator). Diluted net income per share is computed using the weighted average number of common shares and dilutive potential common shares outstanding during the year. There were no outstanding options and warrants and thus were not included in the computation of diluted loss per share for the year ended December 31, 2006. For the year ended December 31, 2005, the Company had no dilutive potential common shares.

Significant Concentrations  —  Financial instruments that potentially subject us to a concentration of credit risk consist principally of trade accounts receivable. We perform ongoing credit evaluations of our customers and generally do not require collateral on accounts receivable, as the majority of our customers are government entities.  We maintain reserves for potential credit losses, but historically have not experienced any significant losses related to any particular geographic area.

Municipal customers represents approximately 58% of the consolidated revenues related to LNG. The total sales to these customer for the year ended 2006 was approximately $14.5 million.

10

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

NOTE 4 — INVENTORIES

At December 31, 2006, respectively, inventories consisted of the following:

2006
Description	($ in 000’s)
Liquid Natural Gas, finished goods	517
Total	$517

NOTE 5 — PREPAIDS AND OTHER ASSETS

Prepaids and other assets consist of the following at December 31, 2006:

2006
Description	($ in 000’s)
Deposits on business related assets and office spaces	453
Other	42
Prepaid charges related to raw materials purchases	776
Total	$1,271
Less current portion	(776)
Long term prepaid and other assets	$495

NOTE 6. INTANGIBLE ASSETS

Goodwill recorded on Earth LNG’s balance sheet reflects the purchase price of the Apollo Resources acquisition in excess of  the fair market value of the net assets. At December 31, 2006, LNG had recorded $23.9 million of goodwill related to this acquisition.

NOTE 7. PROPERTY AND EQUIPMENT

Property, plant and equipment as of December 31, 2006, consist of the following:

2006
Description	($ in 000’s)
Buildings and improvements	8,040
Machinery and equipment	9,496
Furniture and fixtures	118
Total cost	$17,654
Accumulated Depreciation	(7,295)
Net property, plant and equipment	$10,359

Depreciation expense for the year ended 2006 was approximately $1.5 million.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets as follows:

Furniture and fixtures	5-7 Years
Machinery and equipment	5-10 Years
Gas plant	20 Years

11

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

NOTE 8. NOTES RECEIVABLE FROM RELATED PARTIES

Notes receivable from related parties consists of advances made to the parent Earth and other related parties pursuant to inter-company credit agreements. The notes are due upon demand and consist of market interest rates ranging from 6% to 15%. Apollo International Resources, Inc. is the majority stockholder of Earth, and LNG is a wholly owned subsidiary of Earth.

Amounts advanced to related parties were used to fund operations and investments.

Total notes receivable from related parties as of December 31, 2006 are as follows:

2006
Description	($ in 000’s)
Earth Biofuels, Inc.	$1,525

Apollo Resources affiliates	2,378
Total	$3,903

 NOTE 9. ADVANCES FROM RELATED PARTIES

Apollo International Resources, Inc. is the majority stockholder of Earth, and LNG is a wholly owned subsidiary of Earth.   Amounts were advanced from Apollo totaling approximately $2.3 million and were used to fund operations during the year.

Advances from Earth LNG affiliates were made by a vendor whom provides shipping of our product to various customers. In addition, this vendor previously owned stock in the LNG businesses, and is an investor in the parent company. Total shipping costs incurred during the year using this vendor was approximately $1.9 million.

As of December 31, 2006, Earth LNG owed the following related parties approximately $3.9 million as follows:

2006
Description	($ in 000’s)
Apollo Resources affiliates.	$2,287
Earth LNG affiliates	1,612
Total	$3,800

NOTE 10. LINE OF CREDIT

LNG had a $6 million revolving credit facility which was advanced at the rate of 85% of accounts receivable. Interest of 7.5% was payable monthly. The balance as of December 31, 2006 was approximately $5.7 million. Subsequent to year end, FCC, LLC, d/b/a First Capital, filed liens pursuant to various provisions of the Loan Agreement and associated documents, including failure to pay amounts when due. Demand was made by First Capital for all amounts due of approximately $6,345,146. Subsequent thereto, all amounts due were paid in full and the debt retired.

NOTE 11 — INCOME TAXES

The provision for taxes on income from continuing operations for the years ended December 31, 2006 and 2005 consisted of the following:

	2006	2005
	($ in 000’s)	($ in 000’s)
Current	$1,818	$—
Deferred	—	—

Total tax provision	$1,818	$—

12

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

As part of the acquisition by Apollo LNG in December 2005 the company carried certain supply contract taxable income on a carryforward basis for tax purposes totaling approximately $5,194,000. As such the estimated current tax liability associated with this contract was $1,818,000 for the year ended December 31, 2006. Based on the Company’s consultation with tax experts, we do not believe this liability will be incurred due to the net operating losses of the company.  The outcome of this tax estimate is uncertain at this time.

	2006	2005
	($ in 000’s)	($ in 000’s)
Expense (benefit) at Federal statutory rate – 34%	(2,429)	$(382)
Nondeductible expenses/taxable income	1,818	—
Taxable temporary differences	38
Deductible temporary differences	(33)
Permanent differences	1,818	—
Deferred tax asset valuation allowance	606	382

Income tax expense	1,818	$—

The reconciliation of income tax computed at statutory rates of income tax benefits is as follows:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Our total and net deferred tax assets, deferred tax asset valuation allowances and deferred tax liabilities at December 31, 2006 and 2005 are as follows:

For the year ended December 31, 2006	Total
Current Deferred Income Taxes
Reserve for bad debts	$109
Less: Valuation allowance	(109)
Deferred income tax asset, net	$—

Non-current Deferred Income Taxes
Operating loss carryforwards	$(2,839)
Less: Valuation allowance	2,934
Deferred income tax asset, net	95
Property and equipment	(95)
Deferred income tax asset, net	$—

For the year ended December 31, 2005	Total
Current Deferred Income Taxes
Reserve for bad debts	$—
Less: Valuation allowance	—
Deferred income tax asset, net	$—

Non-current Deferred Income Taxes
Operating loss carryforwards	$(1,092)
Less: Valuation allowance	1,092
Deferred income tax asset, net	—
Property and equipment	—
Deferred income tax asset, net	$—
13

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

A valuation allowance has been recorded primarily related to tax benefits associated with income tax operating loss carryforwards. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of the deferred tax asset that is realizable. At December 31, 2006 and 2005, in accordance with SFAS No. 109, Accounting for Income Taxes, management established the valuation allowance equal to the total deferred tax assets due to the uncertainty about our ability to continue as a going concern. The valuation allowance for deferred tax assets was increased by $606 and increased by $382 during the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006, we had available net operating loss carryforwards of approximately $2,825,008 for federal income tax purposes that expire in years 2025 and 2026. The federal carryforwards resulted from losses generated in 2005 through 2006.

NOTE 12.  COMMITMENTS AND CONTINGENICIES

The Company entered into a management services agreement with an affiliate of the company in 2006. Under the terms of this agreement the Company is charged $155,000 monthly for administrative and accounting services provided.  This agreement was terminated upon acquisition by Earth Biofuels, Inc. in November 2006. Total management fees paid for the year ended December 31, 2006 was approximately $1.7 million.

The Company has become subject to various claims and other legal matters in the course of conducting its business. The Company believes that neither such claims and legal matters nor the cost of prosecuting and/or defending such claims and legal matters will have a material adverse effect on the Company’s results of operations, financial condition or cash flows. No material claims are currently pending; however, no assurances can be given that future claims, if any, may not be material..

During 2006 this company settled a contract dispute regarding inventory purchases and was awarded $1,023,000 in damages as a result of the third party breach of contract. This amount is included in the consolidated statement of operations under other income and expense.

NOTE 13 — STOCKHOLDERS’ EQUITY

 On December 7, 2005, Apollo Resources, Inc entered into the production, distribution and sale of liquefied natural gas (lng) by completing the acquisition of Applied LNG Technologies USA, LLC (“ALT”), a Delaware limited liability company.  To effect this transaction the Company formed a wholly owned subsidiary, Apollo LNG, Inc. (“Apollo LNG”), a Texas corporation. Apollo LNG purchased 100% of the membership units of ALT in exchange for 12,500,000 shares of Apollo LNG Series A $1.00 par value, 8.5% cumulative non-voting preferred stock and 12,500,000 shares of Apollo LNG Series B $1.00 par value, 8.5% cumulative non-voting preferred stock. The Series A preferred stock was convertible into voting common stock, par value $1.00, in Apollo LNG that represented 49% of the total issued and outstanding common stock of Apollo LNG at the time of conversion. The Series B preferred stock was convertible into voting common stock of the Company at a conversion price of $.40 per share. On November 22, 2006 the Series A preferred stock outstanding was converted into common stock for $1.00, and then subsequently sold to Earth Biofuels, Inc.

On November 22, 2006, Earth Biofuels, Inc. acquired all of the issued and outstanding shares of Apollo LNG, Inc (The “LNG Business”) in exchange for 18,844,222 shares of Earth’s common stock as consideration. The LNG Business had been previously acquired by Earth’s parent Apollo Resources on December 7, 2005, with an effective date of December 1, 2005. The shares were contributed to a newly formed company named Earth LNG Inc. (“LNG”). The primary operations are located in Arizona and California.

14

EARTH LNG, INC.

Notes to Financial Statements — (Continued)

NOTE 14.  SUBSEQUENT EVENTS

On February 28, 2007, and March 1, 2007, our LNG subsidiary obtained several credit facilities totaling $15 million and $5 million, respectively. The $15 million term loan is due and payable in 3 years, with interest accruing at LIBOR plus 1,000 basis points and payable monthly in advance. The loan is secured by the LNG plant facility in Topock, Arizona. The $5 million revolving credit facility is advanced at the rate of 85% of accounts receivable. Interest of prime plus 2% is payable monthly.  In connection with these facilities interest reserves were escrowed totaling $1,053,000 for interest payments due the first twelve months.

Subsequent to the quarter ended June 30, 2007, certain investors of the Parent company, Earth Biofuels, Inc., filed with the bankruptcy courts a Chapter 7 – Involuntary Liquidation on the company.   Earth Biofuels, Inc. has filed a request for a hearing on this issue and has submitted a business plan to the courts.  A hearing was set for September 10, 2007, and has been postponed further.  There are several outcomes that may occur pursuant to this hearing, any of which cannot be reasonably estimated at this time.

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